UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.                )

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Sabra Health Care REIT, Inc.

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Sabra Health Care REIT, Inc.

18500 Von Karman Avenue, Suite 550

Irvine, California 92612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 16, 2021

To the Stockholders of Sabra Health Care REIT, Inc.:

Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Sabra Health Care REIT, Inc., a Maryland corporation (the “company”), will be held in a virtual-only meeting format, via live audio webcast at www.virtualshareholdermeeting.com/SBRA2021, on Wednesday, June 16, 2021, at 9:00 a.m., Pacific time, to consider and vote on the following proposals:

(1)	The election of eleven nominees to the Board of Directors to serve until the company’s 2022 annual meeting of stockholders and until their respective successors are elected and qualified;

(2)	The ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

(3)	The approval, on an advisory basis, of the compensation of the company’s named executive officers as described in the Proxy Statement.

In addition, at the Annual Meeting, we will transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record of the company’s common stock as of the close of business on April 19, 2021 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

You are cordially invited to attend the virtual Annual Meeting. Your vote is important to us. Whether or not you plan to attend and participate in the Annual Meeting, please submit your proxy as soon as possible. If you attend the Annual Meeting and vote electronically, your proxy will not be used.

By Order of the Board of Directors,

Harold W. Andrews, Jr. Executive Vice President, Chief Financial Officer and Secretary
Irvine, California April 26, 2021

VIRTUAL ANNUAL MEETING

The Annual Meeting will be held in a virtual-only meeting format, via live video webcast that will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. We are implementing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location around the world by visiting www.virtualshareholdermeeting.com/SBRA2021. We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management.

Benefits of a Virtual Annual Meeting

•

We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location, and enables us to protect the health and safety of all attendees, particularly in light of the COVID-19 pandemic.

•

Stockholders of record and beneficial owners as of the close of business on April 19, 2021, the record date, will have the ability to submit questions directly to our management and Board of Directors and vote electronically at the Annual Meeting via the virtual-only meeting platform.

Attendance at the Virtual Annual Meeting

•

Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on April 19, 2021, the record date, may attend and participate in the Annual Meeting, including voting and asking questions during the Annual Meeting.

•

To be admitted to the virtual Annual Meeting, navigate to our Annual Meeting website located at www.virtualshareholdermeeting.com/SBRA2021 at the appropriate time and enter your unique 16-digit control number, which may be found on your Notice of Internet Availability, proxy card or voting instruction form, as applicable.

•

On the day of the Annual Meeting, Wednesday, June 16, 2021, stockholders are encouraged to access the virtual-only Annual Meeting prior to its start time to allow ample time for online login. Online access will begin at 8:45 a.m., Pacific Time.

•

If you encounter any difficulties accessing the virtual Annual Meeting, or if you have any questions regarding how to use the virtual Annual Meeting platform, please call the Broadridge technical support number that will be posted on the Annual Meeting website.

Questions at the Virtual Annual Meeting

•

If you attend the virtual Annual Meeting as an eligible stockholder as of the record date, you may vote your shares and ask questions during the Annual Meeting by following the instructions available on the Annual Meeting website. Only questions related to the proposals to be voted upon at the Annual Meeting will be answered during the Annual Meeting, subject to time constraints. If you are unable to locate your control number, you may enter the site as a guest, but will not be able to vote or submit questions relating to meeting matters during the Annual Meeting.

•

If you have a question about one of the matters to be voted on by the stockholders at the Annual Meeting, such question may be submitted in the field provided on the Annual Meeting website at or before the time the matters are before the Annual Meeting for consideration. We will answer questions on any matters to be voted on by the stockholders at the Annual Meeting before the voting is closed.

•	To allow us to answer questions from as many stockholders as possible, we will limit each stockholder to two questions. It will help us if questions are succinct and cover only one topic per question.

Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.

•

The views and comments of all stockholders are welcome. However, we will not respond to questions or discussions that are irrelevant to the purpose of the Annual Meeting, derogatory or otherwise not in good taste, unduly prolonged or substantially repetitious of statements made by other stockholders. Any appropriate questions that we are unable to address during the Annual Meeting will be answered on the “Investors” section of our website at www.sabrahealth.com following the Annual Meeting.

•

If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question does not relate to the purpose of the Annual Meeting, or if a question posed was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at investorrelations@sabrahealth.com.

•

Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be set forth in the rules of procedure, which stockholders can view at the Annual Meeting website. For technical support related to the virtual Annual Meeting, stockholders may contact Broadridge for assistance at the number that will be posted on the Annual Meeting website.

YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON

SABRA HEALTH CARE REIT, INC.

18500 Von Karman Avenue, Suite 550

Irvine, California 92612

PROXY STATEMENT

The Board of Directors of Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra,” “we,” “our” and “us”), solicits your proxy for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., Pacific time, on Wednesday, June 16, 2021 in a virtual-only meeting format, via live audio webcast at www.virtualshareholdermeeting.com/SBRA2021, and at any and all adjournments or postponements of the Annual Meeting. These proxy materials are first being sent or made available to our stockholders on or about April 26, 2021.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020 (“2020 Annual Report”) are posted in the Investors—Financials section of our website at www.sabrahealth.com. You can also view these materials at www.proxyvote.com by using the control number provided on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). References to our website in this Proxy Statement are provided for convenience only and the content on our website does not constitute part of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why did I receive only a Notice of Internet Availability?

A:

As permitted by the Securities and Exchange Commission (the “SEC”), Sabra is furnishing to stockholders its Notice of Annual Meeting, Proxy Statement and 2020 Annual Report primarily over the Internet. On or about April 26, 2021, we mailed to each of our stockholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy of the proxy materials) a Notice of Internet Availability containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing paper copies.

Q:	What items will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

•	the election of eleven nominees to the Board of Directors to serve until the 2022 annual meeting of stockholders and until their respective successors are elected and qualified (Proposal No. 1);

•	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as Sabra’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 2); and

•	the approval, on an advisory basis, of the compensation of our Named Executive Officers (as hereinafter defined) (Proposal No. 3).

We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. See “—How will voting on any other business be conducted?” below.

Q:	How does the Board recommend I vote on these items?

A:	The Board of Directors recommends that you vote your shares:

•

FOR the election to the Board of Directors of each of the following eleven nominees: Craig A. Barbarosh, Katie Cusack, Michael J. Foster, Ronald G. Geary, Lynne S. Katzmann, Ann Kono, Raymond J. Lewis, Jeffrey A. Malehorn, Richard K. Matros, Clifton J. Porter II and Milton J. Walters (Proposal No. 1);

•	FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 2); and

•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal No. 3).

Q:	Who is entitled to vote at the Annual Meeting?

A:

The record date for the Annual Meeting is the close of business on April 19, 2021. Stockholders of record of Sabra’s common stock as of the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Q:	What options are available to me to vote my shares?

A:

Whether you hold shares directly as the stockholder of record or through a bank, broker or other nominee (that is, in “street name”), your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

You may authorize a proxy to vote via the Internet.

(1)

If you received a Notice of Internet Availability or a copy of the proxy materials electronically by email, you can submit your proxy or voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability or the electronic copy of the proxy materials you received; or

(2)

If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form, as applicable.

You may authorize a proxy to vote via telephone. If you are a stockholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone. Most stockholders who hold their shares in street name may submit voting instructions by calling the telephone number specified on the voting instruction form provided by their bank, broker or other nominee. Those stockholders should check the voting instruction form for telephone voting availability.

You may authorize a proxy to vote by mail. If you received a printed set of the proxy materials, you may submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

You may vote electronically at the virtual Annual Meeting. All stockholders of record may vote electronically at the Annual Meeting by following the instructions available on the Annual Meeting website.

Even if you plan to attend the virtual Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting so that your vote will be counted if you later are unable to attend the Annual Meeting.

Q:	What is the deadline for voting my shares?

A:

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern time on June 15, 2021 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign and date the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by Sabra before voting begins at the Annual Meeting in order for your shares to be voted at the Annual Meeting. If you hold your shares in street name, please provide your voting instructions by the deadline specified by the bank, broker or other nominee that holds your shares.

Q:	Once I have submitted my proxy, is it possible for me to change or revoke my proxy?

A:	Yes. Any stockholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	submitting to our Secretary, before the voting begins at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•

properly submitting a proxy on a later date prior to the deadlines specified in “—What is the deadline for voting my shares?” above (only the latest proxy submitted by a stockholder by Internet, telephone or mail will be counted); or

•	attending the virtual Annual Meeting and voting electronically; attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or other nominee holding your shares by the deadline for voting specified in the voting instruction form provided by your bank, broker or other nominee. Alternatively, if your shares are held in street name, you may attend the virtual Annual Meeting and vote electronically, which will revoke any previous voting instructions you submitted.

Q:	How many shares are eligible to vote at the Annual Meeting?

A:

As of the close of business on the record date of April 19, 2021, there were 215,930,202 shares of Sabra common stock outstanding and eligible to vote at the Annual Meeting. There is no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote at the Annual Meeting.

Q:	How is a quorum determined?

A:

A quorum refers to the number of shares that must be in attendance at an annual meeting of stockholders to lawfully conduct business. The representation, at the virtual Annual Meeting or by proxy, of holders entitled to cast a majority of all of the votes entitled to be cast at the Annual Meeting constitutes a quorum at the Annual Meeting. Your shares will be counted for purposes of determining whether a quorum exists for the Annual Meeting if you returned a signed and dated proxy card or voting instruction form, if you submitted your proxy or voting instructions by telephone or the Internet, or if you vote electronically at the Annual Meeting, even if you abstain from voting on any of the proposals. In addition, if you are a street name holder, your shares may also be counted for purposes of determining whether a quorum exists for the Annual Meeting even if you do not submit voting instructions to your broker. See “—How will votes be counted at the Annual Meeting?” below.

Q:	What is required to approve each proposal at the Annual Meeting?

A:

Election of Directors (Proposal No. 1). Our Amended and Restated Bylaws (“Bylaws”) provide for a majority voting standard for the election of directors. Under this majority voting standard, once a quorum has been established, each director nominee receiving a majority of the votes cast with respect to his or her election (that is, the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee) will be elected as a director. As required by our Bylaws, each incumbent director has submitted an irrevocable letter of resignation that becomes effective if the director is not elected by stockholders in an uncontested election and the Board of Directors accepts the resignation. The majority voting standard does not apply, however, in a contested election where the number of director nominees exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the meeting, will be elected. The majority voting standard is discussed further under the section entitled “Election of Directors (Proposal No. 1)—Majority Voting Standard.”

The election of directors at the Annual Meeting is not contested. Therefore, in accordance with the majority voting standard, director nominees will be elected at the Annual Meeting by a majority of the votes cast. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.

Other Items (Proposal Nos. 2 and 3). Once a quorum has been established, pursuant to our Bylaws, approval of each of the other items to be submitted for a vote of stockholders at the Annual Meeting requires the affirmative vote of a majority of all of the votes cast on the proposal at the Annual Meeting.

Notwithstanding this vote standard required by our Bylaws, Proposal No. 2 (ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2021) and Proposal No. 3 (advisory approval of named executive officer compensation) are advisory only and are not binding on Sabra. Our Board of Directors will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by stockholders.

Q:	How will votes be counted at the Annual Meeting?

A:

In the election of directors (Proposal No. 1), you may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. For the proposals to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 2) and the advisory vote on executive compensation (Proposal No. 3), you may vote FOR, AGAINST or ABSTAIN. Abstentions with respect to any proposal at the Annual Meeting will be counted as present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted as a vote cast on the proposal and therefore will not be counted in determining the outcome of the proposal.

If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 2) is expected to be considered routine under applicable rules, while each of the other items to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal No. 2, but will not be permitted to vote your shares on any of the other items at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal No. 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other proposals at the Annual Meeting. Broker non-votes will not be counted as a vote cast with respect to these other proposals and therefore will not be counted in determining the outcome of those proposals. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee.

Q:	How will my shares be voted if I do not give specific voting instructions in the proxy or voting instructions I submit?

A:

If you properly submit a proxy or voting instructions but do not indicate your specific voting instructions on one or more of the items listed above in the Notice of Annual Meeting, your shares will be voted as recommended by the Board of Directors on those items. See “—How does the Board recommend I vote on these items?” above.

Q:	How will voting on any other business be conducted?

A:

Although the Board of Directors does not know of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement, if any other business properly comes before the Annual Meeting, a stockholder’s properly submitted proxy gives authority to the proxy holders named in the proxies solicited by the Board of Directors to vote on those matters in their discretion.

Q:	Who will bear the costs of the solicitation of proxies?

A:

The cost of preparing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the Notice of Internet Availability and the form of proxy, the cost of mailing such materials to stockholders or making them available on the Internet and the cost of soliciting proxies will be paid by Sabra. In addition to solicitation by mail, certain officers, regular employees and directors of Sabra, without receiving any additional compensation, may solicit proxies personally or by telephone. Sabra will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our common stock and will reimburse them for their expenses in doing so.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Sabra common stock as of March 31, 2021 for the following: (i) each of Sabra’s directors and each executive officer of Sabra identified as a “Named Executive Officer” in this Proxy Statement, (ii) all persons who are directors and executive officers of Sabra as a group and (iii) any person who is known by Sabra to be the beneficial owner of more than 5% of Sabra’s outstanding common stock. This table is based on information supplied to us by our executive officers, directors and principal stockholders or included in a Schedule 13G filed with the SEC.

Name of Beneficial Owner	Sabra Shares Beneficially Owned (1)		Percent of Sabra Shares (1)
Directors and Named Executive Officers:
Richard K. Matros	1,095,336	(2)	*
Harold W. Andrews, Jr.	337,526		*
Talya Nevo-Hacohen	340,849		*
Michael L. Costa	77,945		*
Craig A. Barbarosh	86,991	(3)	*
Katie Cusack	3,312	(4)	*
Michael J. Foster	81,506	(5)	*
Ronald G. Geary	42,433	(6)	*
Lynne S. Katzmann	16,053	(7)	*
Ann Kono	2,766	(8)	*
Raymond J. Lewis	209,886	(6)	*
Jeffrey A. Malehorn	45,076	(6)	*
Clifton J. Porter II	3,698	(9)	*
Milton J. Walters	59,662	(10)	*
All persons who are directors and executive officers of Sabra as a group (14 persons, each of whom is named above)	2,403,039	(11)	1.1%
5% Stockholders:
The Vanguard Group, Inc. and affiliates 100 Vanguard Blvd. Malvern, PA 19355	32,370,044	(12)	15.0%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	29,149,535	(13)	13.5%

*	Less than 1.0%
(1)

Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted below, applicable percentage ownership is determined based on 215,930,202 shares of Sabra common stock outstanding as of March 31, 2021. Restricted stock units vesting within 60 days of March 31, 2021 and shares of common stock subject to restricted stock units that have vested but the payment of which has been deferred until, in the case of directors, the earlier of the fifth anniversary of the grant date, a change in control or the director’s separation from service from the Board of Directors, are considered outstanding for purposes of computing the share amount and percentage ownership of the person holding such restricted stock units, but Sabra does not deem them outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2)	Consists of shares held by the R&A Matros Revocable Trust, with respect to which Mr. Matros shares voting and investment power.
(3)

Consists of (i) 39,257 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock, (ii) 1,244 shares of common stock subject to restricted stock units that vest within 60 days of March 31, 2021 and (iii) 46,490 shares that are held by the Barbarosh Family Trust, with respect to which Mr. Barbarosh shares voting and investment power.
(4)

Includes (i) 1,155 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock and (ii) 1,157 shares of common stock subject to restricted stock units that vest within 60 days of March 31, 2021.

(5)

Includes (i) 24,535 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock and (ii) 1,244 shares of common stock subject to restricted stock units that vest within 60 days of March 31, 2021.

(6)

Includes (i) 24,706 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock and (ii) 1,244 shares of common stock subject to restricted stock units that vest within 60 days of March 31, 2021.

(7)

Consists of (i) 14,809 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock and (ii) 1,244 shares of common stock subject to restricted stock units that vest within 60 days of March 31, 2021.

(8)

Consists of (i) 1,659 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock and (ii) 1,107 shares of common stock subject to restricted stock units that vest within 60 days of March 31, 2021.

(9)

Includes (i) 1,904 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock and (ii) 1,270 shares of common stock subject to restricted stock units that vest within 60 days of March 31, 2021.

(10)

Includes (i) 24,535 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock, (ii) 1,244 shares of common stock subject to restricted stock units that vest within 60 days of March 31, 2021 and (iii) 10,000 shares of common stock that are held by Tri-River Capital, an entity with respect to which Mr. Walters has sole voting and investment power.

(11)

Includes (i) 1,141,826 shares held by family trusts, with respect to which the officer or director shares voting and investment power, (ii) 181,972 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock, (iii) 12,242 shares of common stock subject to restricted stock units that vest within 60 days of March 31, 2021 and (iv) 10,000 shares held by an entity with respect to which the director has sole voting and investment power.

(12)

Beneficial share ownership information is given as of December 31, 2020 and was obtained from a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G/A, Vanguard has shared voting power over 655,920 shares, sole dispositive power over 31,547,792 shares and shared dispositive power over 822,252 shares of our common stock. Vanguard has represented to us that no Vanguard entity, trust or fund has a direct or indirect ownership in our common stock in excess of 9.9%.

(13)

Beneficial share ownership information is given as of December 31, 2020 and was obtained from a Schedule 13G/A filed with the SEC on January 26, 2021 by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G/A, BlackRock has sole voting power over 28,629,574 shares and sole dispositive power over 29,149,535 shares of our common stock. The Schedule 13G/A states that BlackRock is a parent holding company and that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of Sabra’s common stock but that no one person’s interest in our common stock is more than five percent of the total outstanding common shares.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Directors of the Company

Set forth below is a brief biographical description of each of our directors, all of whom have been nominated for election to the Board of Directors at the Annual Meeting. Sabra believes that its directors should be of high character and integrity, be accomplished in their respective fields, have relevant expertise and experience and collectively represent a diversity of backgrounds and experiences. The disclosure below identifies and describes the key experience, qualifications and skills that are important for persons who serve on the Board of Directors in light of its business and structure. The specific experiences, qualifications and skills that led to the conclusion that each of our directors should serve on the Board of Directors is also included in the table and in the biographical description for each director provided below.

•

Leadership experience. The Board of Directors believes that directors with experience in significant leadership positions, such as having served as chief executive officer of another entity, will provide the Board with special insights. These individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•

Finance experience. The Board of Directors believes that an understanding of finance and financial reporting processes is important for its directors and therefore it seeks directors who are financially knowledgeable. Sabra measures its operating and strategic performance primarily by reference to financial measures. In addition, accurate financial reporting and robust auditing are critical to Sabra’s success.

•

Industry experience. Sabra seeks directors with experience as executives or directors or in other leadership positions in the industries in which it operates. The Board of Directors believes that such experience is important to the director’s understanding of Sabra’s operations, risks and opportunities.

•

Public company experience. The Board of Directors believes that directors with experience as executives or directors in publicly owned corporations, including as members of the key standing board committees of those corporations, will be more familiar with the securities laws and other issues faced by public companies that do not affect privately owned corporations.

•	Other experience. Sabra seeks directors who bring diverse, yet relevant experience to the Board of Directors.

	Matros	Barbarosh	Cusack	Foster	Geary	Katzmann	Kono	Lewis	Malehorn	Porter	Walters
Leadership experience
CEO / Business Head	✓			✓	✓	✓	✓	✓	✓		✓
Senior Management	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance experience
Financial Literacy / Accounting	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial / Capital Markets	✓	✓	✓	✓	✓		✓	✓	✓		✓
Investment Expertise	✓		✓	✓	✓	✓	✓	✓	✓		✓
Industry experience
REIT / Real Estate	✓	✓			✓			✓	✓
Healthcare	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓
Portfolio and Operations Management	✓		✓		✓	✓	✓	✓	✓	✓
Public company experience
Executive	✓		✓		✓			✓
Board / Committee	✓	✓		✓	✓		✓	✓	✓		✓
Other experience
Risk Oversight / Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Legal / Regulatory		✓			✓					✓
Professional Accreditation / Education		✓	✓		✓	✓	✓			✓	✓

In addition to the diversity of experiences illustrated above, our Board of Directors also represents a mix of tenures and ages and is highly independent, as illustrated below:

DIRECTOR TENURE	AGE	INDEPENDENCE

Richard K. Matros. Mr. Matros, 67, has served as Sabra’s President and Chief Executive Officer and as a director since May 2010, and he has served as Chairman of the Board since November 2010. He was Chairman of the board of directors and Chief Executive Officer of the predecessor Sun Healthcare Group, Inc. (“Old Sun”) from 2001 until our 2010 separation from Old Sun (the “Separation”). Mr. Matros founded and served as Chief Executive Officer and President of Bright Now! Dental from 1998 to 2000 and as a director from 1998 until its sale in December 2010. From 1998 until the sale of its operations in 2006, Mr. Matros was also a member of, and served on the management committee of, CareMeridian, LLC (“CareMeridian”), a healthcare company that specialized in offering subacute and skilled nursing for patients suffering from traumatic brain injury, spinal cord injury and other catastrophic injuries. Previously, from 1994 to 1997, he served Regency Health Services, Inc., a publicly held long-term care operator, holding the positions of Chief Executive Officer, President, director and Chief Operating Officer. Prior to that time, from 1988 to 1994, he served Care Enterprises, Inc., holding the positions of Chief Executive Officer, President, Chief Operating Officer, director and Executive Vice President—Operations. Mr. Matros currently serves on the non-profit boards of IsraAID and the American Israel Public Affairs Committee and is the Executive Producer of Sabra Films, LLC.

Director Qualifications:

•	Leadership experience—current and former chief executive officer;

•	Finance experience—experience in financing operations, including by accessing capital markets, as an executive of publicly held companies;

•	Industry experience—chief executive officer of Sabra since the Separation and executive of long-term care companies for over 25 years and experience in long-term care companies for 35 years; and

•	Public company experience—current and former chief executive officer of publicly held companies.

Craig A. Barbarosh. Mr. Barbarosh, 53, has served on our Board of Directors since November 2010. Mr. Barbarosh also currently serves as a director, as Vice Chairman of the Board, as chair of the compensation committee and as a member of the special transaction and the nominating and governance committees, of NextGen Healthcare, Inc. (formerly known as Quality Systems, Inc.), a developer and marketer of healthcare information systems, as a director and Chairman of the Board of Landec Corporation, a diversified health and wellness company, and as a director and member of the compensation and strategy committees of Evolent Health, Inc., a provider of healthcare information systems. From January 2016 until October 2016, Mr. Barbarosh served as a director, and as chair of the nominating and governance committee and member of the audit and compensation committees, of BioPharmX, Inc., a specialty pharmaceutical company. From September 2017 until its sale in February 2018, Mr. Barbarosh served as a director, and as a member of the compensation committee, of Bazaarvoice, Inc., a SaaS-based provider of consumer engagement software to the retail sector. From May 2018 until its sale in July 2019, Mr. Barbarosh served as a director, and as a member of the compensation committee and as chair of the strategic review committee, of Aratana Therapeutics, Inc., a specialty pharmaceutical company. Mr. Barbarosh has been a partner at the law firm of Katten Muchin Rosenman (“Katten”) since June 2012 and is a nationally recognized restructuring expert. Mr. Barbarosh previously served on Katten’s Executive Committee and Board of Directors. From 1999 until joining Katten, Mr. Barbarosh was a partner at the law firm of Pillsbury Winthrop Shaw Pittman LLP where he served in several leadership positions including on the firm’s Board of Directors, as the Chair of the firm’s Board Strategy Committee, as a co-leader of the firm’s national Insolvency & Restructuring practice section and as the Managing Partner of the firm’s Orange County office. Additionally, Mr. Barbarosh has completed certificated executive education programs at University of Pennsylvania, The Wharton School, in Corporate Valuation (2019), Harvard Business School in Effective Corporate Boards (2015), Strategic Business Valuation (2010) and Private Equity/Venture Capital (2007) and Carnegie Mellon University in Cybersecurity Oversight (2019).

Director Qualifications:

•	Public company experience—current and former director of several public companies, including as a chair and member of various board committees;

•	Finance experience—nearly 30 years of experience in financial restructuring and chairman of the audit committee of a public company; and

•

Other experience—practicing attorney specializing in the area of financial and operational restructuring and related mergers and acquisitions, including in the real estate industry, and completion of certificated executive education programs.

Katie Cusack. Ms. Cusack, 54, has served on our Board of Directors since January 2021. Ms. Cusack currently serves as chief operating officer of Cornell Capital LLC, a $4 billion private investment firm with offices in New York and Hong Kong. From 2007 to 2020, Ms. Cusack served in various capacities at Credit Suisse, including chief operating officer for the Investment Banking Division in both Asia Pacific and Europe, Middle East and Africa, and as the head of Ultra-High Net Worth Coverage. Prior to joining Credit Suisse, Ms. Cusack served as a managing director at MTS Health Partners LP, where she provided strategic advisory services to corporate clients in the health care services industry. She began her banking career at Goldman Sachs in the Mergers & Acquisitions group and Principal Investing Area. Ms. Cusack serves in a volunteer capacity as a trustee of Hudson Guild, a Chelsea-based settlement house providing social services to over 14,000 New Yorkers.

Director Qualifications:

•	Leadership experience—current chief operating officer of a private investment firm;

•	Finance experience—over 20 years of experience in the investment banking industry;

•	Industry experience—former managing director in the healthcare industry; and

•	Public company experience—former executive officer of a public company.

Michael J. Foster. Mr. Foster, 67, has served on our Board of Directors since November 2010. He served as a member of Old Sun’s board of directors from 2005 until the Separation and as a member of Sun Healthcare Group, Inc.’s (“Sun”) board of directors from the Separation until Sun’s acquisition by Genesis HealthCare LLC in December 2012. Mr. Foster is a managing director of RFE Management Corp. of New Canaan, Connecticut, where he has been employed since 1989. RFE Management Corp. is the investment manager for RFE Investment Partners VII L.P., RFE Investment Partners VIII, L.P. and RFE Investment Partners IX L.P. (collectively referred to as “RFE”) and other private equity investment funds. Mr. Foster was a director of several publicly held healthcare companies more than five years ago, including Res-Care, Inc. (“Res-Care”), a formerly publicly held provider of residential training and support services for persons with developmental disabilities and certain vocational training services, from 2001 to 2005. Mr. Foster is also, and has been previously, a director of several privately held portfolio companies of RFE, including Peak Medical Corporation, an operator of long-term care inpatient centers, from 1998 to 2005.

Director Qualifications:

•	Leadership experience—managing director of a financial services company;

•	Finance experience—managing director of a financial services company;

•	Industry experience—former director of a long-term care company;

•	Public company experience—former director of several public companies; and

•	Other experience—director of multiple privately held companies.

Ronald G. Geary. Mr. Geary, 73, has served on our Board of Directors since our August 2017 acquisition of Care Capital Properties, Inc. (“CCP”). He served as a member of CCP’s board of directors from 2015 until the closing of our acquisition of CCP, as the chairman of CCP’s audit committee and as a member of its investment committee. Previously, he served as a member of the board of directors of Ventas, Inc. (“Ventas”) from 1998 until the spin-off of CCP from Ventas in 2015. Mr. Geary served as President of Ellis Park Race Course, Inc., a thoroughbred racetrack in Henderson, Kentucky from 2006 until July 2018. He previously served as President of Res-Care, a formerly publicly held provider of residential training and support services for persons with developmental disabilities and certain vocational training services, from 1990 to 2006 and as Chief Executive Officer of Res-Care from 1993 to 2006. Before that, Mr. Geary was Chief Operating Officer of Res-Care from 1990 to 1993.

Director Qualifications:

•

Leadership experience—former president of a private company and former president, chief executive officer and chief operating officer of a publicly traded provider of residential training and support services;

•	Finance experience—certified public accountant (inactive) and former chairman of audit committee of a public company;

•	Industry experience—former executive in the healthcare industry;

•	Public company experience—former director, committee chair and committee member of public companies and former executive officer of a public company; and

•	Other experience—practicing attorney with strong skills in corporate finance, mergers and acquisitions, strategic planning, government relations, and corporate governance.

Lynne S. Katzmann. Ms. Katzmann, 64, has served on our Board of Directors since March 2019. She currently serves as President and Chief Executive Officer of Juniper Communities (“Juniper”), a national seniors housing company that Ms. Katzmann founded in 1988 and that invests in, develops and operates senior living and long-term care communities. Prior to founding Juniper, Ms. Katzmann was a Vice President of JMK Associates, Inc. from 1986 to 1987 and held positions at Metrocare, Inc. from 1984 to 1986 and at HealthChoice, Inc. in 1983. Ms. Katzmann has held memberships and leadership roles in various professional and community organizations, including currently serving on the Board of Directors of the Elder Care Alliance, the Executive Board of the American Seniors Housing Association, the Advisory Board of Senior Living 100, the Board of Trustees of Partners for Health, the Board of Advisors of Tufts University Medical School, and as the Secretary and Treasurer on the Board of Trustees of Naropa University. Ms. Katzmann holds a doctorate in health policy from the London School of Economics. In March 2019, Ms. Katzmann was selected as the inaugural recipient of the McKnight’s Women of Distinction Lifetime Achievement Award for her outstanding contributions to senior living and skilled care. In January 2020, Ms. Katzmann was inducted into the American Senior Housing Hall of Fame, Class of 2020.

Director Qualifications:

•	Leadership experience—current president and chief executive officer of a national seniors housing company; and

•

Industry experience—founder and current president and chief executive officer of a national seniors housing company that is spearheading an industry-wide initiative in managed care to improve outcomes and drive new revenues to seniors housing for preventative care and lifestyle management.

Ann Kono. Ms. Kono, 45, has served on our Board of Directors since December 2020. Ms. Kono currently serves as the Chief Executive Officer of Leda Advisory Group, a management consulting firm she founded in January 2019 that partners with startup companies to advise on growth and scale. Prior to founding Leda, Ms. Kono spent 11 years at Ares Management Corporation, where she held the position of Chief Information and Risk Officer and oversaw Operational, Investment and Enterprise Risks. Ms. Kono also serves on the board of directors of Stable Road Acquisition Company, a position she has held since 2019. Ms. Kono has over 20 years of experience in the finance industry focused on operational scale and digital transformation. She also serves as the diversity and inclusion committee chair for CFA Society of Los Angeles.

Director Qualifications:

•	Leadership experience—current Chief Executive Officer and former Chief Information and Risk Officer;

•	Finance experience—20 years of experience in the finance industry focused on operational scale and digital transformation; and

•	Public company experience—current director of publicly held company.

Raymond J. Lewis. Mr. Lewis, 56, has served on our Board of Directors since our August 2017 acquisition of CCP. He was CCP’s Chief Executive Officer and a member of its board of directors from the August 2015 spin-off of CCP from Ventas until the closing of our acquisition of CCP, and was a member of its executive committee and investment committee. Mr. Lewis has served as President and Chief Executive Officer and a member of the board of directors of Aventine Property Group, Inc. (“Aventine”) since January of 2021 and President and member of the board of directors of Treehouse REIT, Inc. (“Treehouse”) since September of 2019. Aventine and Treehouse are both privately held real estate investment trusts (“REITs”) that own net leased portfolios of cannabis-related real estate. From 2002 to 2015, he held various executive positions of increasing responsibility at Ventas, most recently serving as President from 2010 to 2015. Before that, he was Managing Director of Business Development for GE Capital Healthcare Financial Services, a division of General Electric Capital Corporation (“GECC”), where he led a team focused on mergers and portfolio acquisitions of healthcare assets, and Executive Vice President of Healthcare Finance for Heller Financial, Inc., which was acquired by GECC in 2001, where he had primary responsibility for healthcare lending. He is Chairman Emeritus of the National Investment Center for the Seniors Housing & Care Industry, a former member of the Advisory Board of Governors of Nareit, and former Vice Chairman of the American Seniors Housing Association.

Director Qualifications:

•	Leadership experience—former executive of publicly traded healthcare REITs and current chief executive officer of a privately held REIT;

•

Finance experience—former executive of financial services companies with responsibility for healthcare lending and mergers and portfolio acquisitions, and experience in financing operations, including by accessing capital markets, as an executive of publicly traded healthcare REITs;

•

Industry experience—former director and executive of publicly traded healthcare REITs with strong skills in real estate finance, mergers and acquisitions, portfolio management, capital markets, and strategic planning; and

•	Public company experience—former director and executive of publicly traded healthcare REITs.

Jeffrey A. Malehorn. Mr. Malehorn, 60, has served on our Board of Directors since our August 2017 acquisition of CCP. He served as a member of CCP’s board of directors from 2015 until the closing of our acquisition of CCP, and as a member of its compensation, executive and investment committees. Mr. Malehorn has served as Principal at L3.0 Ventures, LLC since January 2019. Mr. Malehorn was the President and Chief Executive Officer of World Business Chicago, a public-private, non-profit, partnership between the City of Chicago and the business community focused on economic development, from 2013 until November 2017 and now serves as a board member. He previously spent 28 years in various capacities at General Electric Corporation, most recently serving as President and CEO of GE Capital, Commercial Distribution Finance, from 2009 to 2012, President and CEO of GE Capital Healthcare Financial Services from 2004 to 2008, and President and CEO of GE Commercial Finance’s Global Financial Restructuring Business from 2002 to 2004. Additionally, Mr. Malehorn was Corporate Citizenship Leader for GE Chicago and the Co-Leader for GE Capital America’s Commercial Council. He was named a GE Company Officer in 2001. From 1991 through 2001, Mr. Malehorn was a Leader at GE Capital Real Estate, where he founded and led the Senior Living & Hospitality Financing business unit from 1993 to 1995, led the debt and equity origination business nationally from 1997 to 1998, and was the European Platform Leader from 1999 to early 2002. Mr. Malehorn is the former Chairman of the Board of the Metropolitan Chicago American Heart Association, serves as a Board member of mHub and the Walking Mountains Science Center and was a founding Midwest Board member for BuildOn.

Director Qualifications:

•	Leadership experience—variety of officer positions including president and chief executive officer;

•	Finance experience—variety of officer and other positions in the financial services industry;

•	Industry experience—executive experience and strong skills in portfolio and operations management and other areas; and

•	Public company experience—former director and committee member of a publicly traded healthcare REIT.

Clifton J. Porter II. Mr. Porter, 54, has served on our Board of Directors since December 2020. Mr. Porter is the Senior Vice President, Government Affairs, of the American Healthcare Association and the National Center for Assisted Living, a position he has held since 2013. He previously held various management roles at HCR ManorCare from 1997 to 2013, most recently as Vice President, Government Relations. Mr. Porter currently serves on the board of directors of Health Quality Innovators and on the executive committee of the Washington Heads of Office. He has also previously served in board and committee roles at various trade associations and nonprofit organizations, including the Health Facilities Association of Maryland and the University of Wisconsin-Eau Claire.

Director Qualifications:

•	Leadership experience—current vice president of a trade association representing long-term and post-acute care providers;

•	Financial experience—oversight of regional budget and operations at a post-acute care provider;

•	Industry experience—31 years of operational and executive experience in the long-term care sector; and

•	Other experience—15 years of experience overseeing policy and regulatory strategy for the long-term care sector.

Milton J. Walters. Mr. Walters, 78, has served on our Board of Directors since November 2010. He served as a member of Old Sun’s board of directors from 2001 until the Separation and as a member of Sun’s board of directors, the chairman of Sun’s audit committee and a member of its compensation committee from the Separation until Sun’s acquisition by Genesis HealthCare LLC in December 2012. Mr. Walters’s background includes 25 years of investment banking in leadership roles primarily focused on financial company clients. Included were specialty finance, bank, thrift, leasing company, and captive finance companies of major industrial and energy companies. Services provided included commercial paper issuance, debt and equity financing, both public and private, mutual to stock conversions, strategy consulting and merger and acquisition advice. He led banking professions at Warburg Paribas Becker, formerly A.G. Becker, from 1968 to August 1984, rising to Managing Director, and Smith Barney, as Managing Director, from October 1984 to May 1988. With both organizations, his responsibilities encompassed all operations including staffing, P&L management, transaction management, client maintenance, new business development, and strategy. Since then, with the exception of 1997 to 1999 when he served in a senior new business role of Managing Director at Prudential Securities, Mr. Walters has provided financial consulting services to corporate clients as President through his wholly owned company, Tri-River Capital. Additionally, from 2008 until its sale in June 2014, Mr. Walters served as a director, as chair of the audit committee, and as a member of the nominating and governance committee of Frederick’s of Hollywood Group, Inc., a former publicly held company that designed, manufactured and sold women’s clothing. Leading into its sale, he also served as the lead director and sole member of the independent Board committee. Mr. Walters also serves on the board of directors and as the vice president and a member of the executive committee of Lyme Land Conservation Trust, a non-profit organization, and formerly served as chairman of the board of directors of the Southeast Connecticut World Affairs Council, also a non-profit organization.

Director Qualifications:

•	Leadership experience—current president of a financial consulting firm, former managing director and group leader at investment banking companies and former chairman of a non-profit organization;

•	Finance experience—former audit committee chairman of public companies and extensive experience from 40 years of financial consulting and investment banking positions; and

•	Public company experience—director, audit committee chairman, lead director and sole independent committee chairman of public companies.

Executive Officers of the Company

The following sets forth biographical information regarding our executive officers, other than Mr. Matros, whose biographical information is set forth above.

Harold W. Andrews, Jr. Mr. Andrews, 56, served as Sabra’s Treasurer and Secretary from May 2010 to November 2010 and has served as Sabra’s Executive Vice President, Chief Financial Officer and Secretary since November 2010. From 1997 to 2017, Mr. Andrews was a member of, and served on the management committee of, Journey Health Properties, LLC and Journey Lane 5, LLC, two real estate holding entities he organized to own and lease specialized healthcare facilities and a commercial office building. From 1997 to May 2008, Mr. Andrews was also a member, served on the management committee and served as Chief Financial Officer of CareMeridian. Previously, from 1996 to 1997, Mr. Andrews served as the Vice President of Finance for Regency Health Services, Inc., a provider of post-acute care services. Prior to that time, he spent 10 years in public accounting at Arthur Andersen LLP, including serving as senior manager for publicly traded healthcare and real estate companies. Mr. Andrews is also a certified public accountant and a member of the AICPA and Financial Executives International. He also serves on the board of directors of Links Players International, a non-profit organization.

Talya Nevo-Hacohen. Ms. Nevo-Hacohen, 61, has served as Sabra’s Executive Vice President, Chief Investment Officer and Treasurer since November 2010. From September 2006 to August 2008 and from February 2009 to November 2010, Ms. Nevo-Hacohen served as an advisor to private real estate developers and operators regarding property acquisitions and dispositions, corporate capitalization, and equity and debt capital raising. From August 2008 to February 2009, Ms. Nevo-Hacohen was a Managing Director with Cerberus Real Estate Capital Management, LLC, an affiliate of Cerberus Capital Management, L.P., a private investment firm. From 2003 to 2006, Ms. Nevo-Hacohen served as Senior Vice President—Capital Markets and Treasurer for HCP, Inc., a healthcare REIT. Previously, from 1993 to 2003, Ms. Nevo-Hacohen worked for Goldman, Sachs &

Co. where she was a Vice President in the investment banking and finance, operations and administration divisions. Prior to her affiliation with Goldman Sachs, she practiced architecture and was associated with several architectural firms in New York.

Michael L. Costa. Mr. Costa, 42, has served as Sabra’s Executive Vice President—Finance since August 2017 and as Sabra’s Chief Accounting Officer and Principal Accounting Officer since January 2021. Mr. Costa previously held various leadership positions overseeing Sabra’s accounting and finance functions since Sabra’s inception in November 2010. He has more than 15 years of experience in commercial real estate finance and accounting, having previously worked for KBS Realty Advisors and Ernst & Young’s Real Estate Assurance practice. Michael is a Certified Public Accountant and licensed real estate broker in California.

There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

We are committed to effective corporate governance that promotes the long-term interests of our stockholders and strengthens Board and management accountability.

Governance Highlights

✓ Annual Election of Directors	✓ Active Stockholder Engagement Practices
✓ Highly Independent Board (10 of 11 Directors) and Fully Independent Committees	✓ Policies and Practices to Align Executive Compensation with Long-Term Stockholder Interests
✓ Four New Independent Directors in Last Three Years	✓ Lead Independent Director with a Well-Defined Role and Robust Responsibilities
✓ Comprehensive New Director Orientation Process	✓ Annual Review of CEO and Management Succession Plans
✓ Majority Voting for Directors in Uncontested Elections, with a Director Resignation Policy	✓ Commitment to Consider Qualified Female and Minority Director Candidates
✓ No Supermajority Vote Requirements	✓ Written Related Person Transaction Policy
✓ Robust Stock Ownership Requirements for Executives and Directors	✓ Anti-Hedging and Anti-Pledging Policies
✓ Annual Board and Committee Evaluations	✓ Clawback Policy
✓ Regular Executive Sessions of Independent Directors	✓ Stockholder Proxy Access Right Reflecting Market Standard Terms
✓ Stockholder Right to Amend Bylaws by Majority Vote	✓ No Stockholder Rights Plan

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which provide the framework for the governance of our company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders. The Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, Board composition and director qualifications, selection of the Chairman of the Board and the Lead Independent Director, composition of the Board’s standing committees, stockholder communications with the Board, succession planning and the Board’s annual performance evaluation.

Our Corporate Governance Guidelines underscore our focus on diversity, by explicitly stating that the Board of Directors and the Nominating and Governance Committee are committed to actively seeking qualified women and individuals from minority groups to include in the pool from which new Board members or director nominees are selected.

A current copy of the Corporate Governance Guidelines is posted in the Investors—Corporate Governance section of our website at www.sabrahealth.com.

Stockholder Engagement

Our Board of Directors and management value the input of our stockholders and prioritize engaging with our stockholders to directly receive their feedback. Over the past year, we were able to engage directly, virtually or telephonically, with stockholders representing 51% of our outstanding shares as of December 31, 2020, including meetings with stockholders at the 13 investor conferences we participated in during 2020. Our Board and management considers and evaluates the feedback and insights from these meetings, in addition to emerging best practices, policies at other companies and market standards, to enhance the evolution of our disclosures and practices.

During the meetings, we discussed a variety of topics, including updates on our business, corporate strategy, industry feedback, corporate governance, executive compensation practices, and ESG issues. Across many of the engagements, our stockholders encouraged us to begin focusing our ESG disclosures on factors that are business-relevant for our company which are aligned with their long-term interests. Our Lead Independent Director participated in certain of these discussions as well. Stockholder feedback is shared with our Board of Directors and its committees, which enhances our corporate governance practices and facilitates future dialogue with our stockholders.

What We Heard	Our Response
Stockholders said they are pleased with our progress on board diversity in response to stockholder feedback, but also recommended that we provide more metrics on the company’s overall progress to promote diversity, equity and inclusion across the company.	Aside from our diverse Board, we are focused on creating a diverse and inclusive culture, and have embarked on internal programs to promote diversity, equity and inclusion throughout our company. Details of these efforts are described in the “Environmental, Social and Governance Initiatives” section of this Proxy Statement.
Stockholders encouraged us to enhance our ESG disclosure practices to focus on issues material to our business.	Our efforts on our ESG progress are described in the “Environmental, Social and Governance Initiatives” section of this Proxy Statement. We are actively evaluating our ESG initiatives and opportunities to enhance our disclosures. More information regarding our ESG initiatives can be found in our inaugural sustainability report that we expect to publish and post on the “Investors” section of our website at www.sabrahealth.com before the Annual Meeting.
Stockholders shared human capital management is a focus area, and wanted to understand how the Board oversees the corporate culture.	We shared how our Board views itself as a part of the fabric of our culture, including participating in interactions not only with the management team but with our team members regularly. Our Board and Compensation Committee are responsible for overseeing our human capital management.
Stockholders asked about Board composition and refreshment process, and what skillsets the Board was seeking.	We shared our philosophy of proactively refreshing our Board. In the last several months we welcomed three new directors to the Board, each of whom brings additional expertise relevant to our business to the Board.

Our stockholder engagement is a collaborative process and we regularly seek feedback on whether the information we report, as well as our corporate governance practices and other topics described above, are responsive to investor needs. As examples of this collaborative approach, in recent years, we have made substantial revisions to our quarterly supplemental disclosure package to reflect input from our stockholders and received very positive feedback on those revisions; we amended our Bylaws to provide our stockholders, to the same extent as the Board, the power to amend our Bylaws; we amended our Corporate Governance Guidelines to underscore our commitment to diversity as part of our engagement with our stockholders regarding governance matters; and we upheld that commitment to diversity in the most recent search for new Board members and resulting appointments of Mses. Cusack and Kono and Mr. Porter as new directors. In addition, in 2019 we amended our Bylaws to implement proxy access following engagement on this topic with our stockholders.

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of our Board of Directors qualify as “independent directors” under applicable rules of The Nasdaq Stock Market LLC (the “Nasdaq rules”) and the rules and regulations of the SEC. In considering the independence of each director, the Board of Directors reviews information provided by each director and considers whether any director has a relationship that would interfere with the director’s exercise of independent judgment in carrying out his responsibilities as a director. Our Board of Directors has affirmatively determined that none of Messrs. Barbarosh, Foster, Geary, Lewis, Malehorn, Porter or Walters nor Mses. Cusack, Katzmann or Kono has a relationship that, in the opinion of the Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities as a director and that each such director is an independent director under the Nasdaq rules. Mr. Matros does not qualify as an independent director because he is employed as our President and Chief Executive Officer.

Proxy Access

Our Board of Directors has implemented a proxy access provision in our Bylaws, which permits a stockholder, or group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and require us to include in our proxy materials for an annual meeting of stockholders director candidates constituting up to 25% of the Board of Directors (rounded down to the nearest whole number, but not less than two), provided that the stockholder(s) and the nominee(s) satisfy the eligibility and procedural requirements described in our Bylaws. For more information on using proxy access to nominate directors, see “Stockholder Proposals and Director Nominations for 2022 Annual Meeting of Stockholders.”

Committees of the Board of Directors

The standing committees of our Board of Directors include: Audit, Compensation, and Nominating and Governance. The members of these standing committees are appointed by and serve at the discretion of the Board of Directors. Current copies of the charters for each of these committees are posted in the Investors—Corporate Governance section of our website at www.sabrahealth.com. Our Board of Directors encourages each of our new directors to attend all committee meetings as invited guests for their first year of board service, after which our Board of Directors, upon the recommendation of our Nominating and Governance Committee and the input of the new directors, appoints the new directors to one or more committees. Our Board of Directors is currently engaging in this new director orientation process with each of Ms. Cusack, Ms. Kono and Mr. Porter.

Our Chief Executive Officer and our Chief Financial Officer and Secretary regularly attend meetings of our Board committees when they are not in executive session and report on matters that are not addressed by other officers. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.

The following table presents the composition of the committees of our Board of Directors as of the date of this Proxy Statement and the number of meetings held by each committee in 2020:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Craig A. Barbarosh	Chair	✓
Katie Cusack
Michael J. Foster	✓		✓
Ronald G. Geary	✓		✓
Lynne S. Katzmann		✓	Chair
Ann Kono
Raymond J. Lewis
Jeffrey A. Malehorn	✓	Chair
Clifton J. Porter II
Milton J. Walters	✓	✓	✓
Total Meetings in 2020	5	5	3

Audit Committee

The Audit Committee consists of Messrs. Barbarosh (Chair), Foster, Geary, Malehorn and Walters. The Board of Directors has determined that each member of the Audit Committee is an “independent director” under the Nasdaq rules. In addition, each member of the Audit Committee is also “independent” under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and satisfies the additional financial literacy requirements of the Nasdaq rules. The Board has designated two members of the Audit Committee, Messrs. Foster and Geary, as “audit committee financial experts” as defined by SEC rules. The Board based its determination on the qualifications and business experience of each of Messrs. Foster and Geary described above under “Board of Directors and Executive Officers—Directors of the Company.”

The Audit Committee is responsible for overseeing Sabra’s accounting and financial reporting processes and the audit of Sabra’s financial statements, including the integrity of Sabra’s financial statements, the qualifications and independence of Sabra’s independent registered public accounting firm and the performance of Sabra’s independent registered public accounting firm and internal auditors. Among other things, the Audit Committee is responsible for the appointment, compensation and retention of Sabra’s independent registered public accounting firm; pre-approval of all audit and non-audit services to be performed by the independent registered public accounting firm; review of Sabra’s internal controls and disclosure controls and procedures; oversight of Sabra’s internal audit function; oversight of Sabra’s legal and regulatory compliance and risk assessment and risk management policies; and review and approval of any related party transactions. The Audit Committee is also responsible for preparing the Audit Committee Report included in this Proxy Statement. In performing its responsibilities, the Audit Committee meets regularly with management, Sabra’s independent registered public accounting firm and Sabra’s internal auditors.

Compensation Committee

The Compensation Committee consists of Messrs. Malehorn (Chair), Barbarosh and Walters and Ms. Katzmann. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” under the Nasdaq rules. In making the determination regarding the independence of each member of the Compensation Committee, the Board of Directors considered whether the director has a relationship with Sabra that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee.

The Compensation Committee oversees and determines the compensation of Sabra’s Chief Executive Officer and other executive officers, including salaries, bonuses and awards of equity-based compensation,

approves all employment and severance agreements for executive officers, makes recommendations to the Board with respect to the adoption or amendment of incentive compensation plans and stock-based benefit plans, administers Sabra’s stock-based benefit plans and makes recommendations to the Board of Directors concerning the compensation of directors. The Compensation Committee is also responsible for reviewing the Compensation Discussion and Analysis included in this Proxy Statement and for preparing the Compensation Committee Report included in this Proxy Statement.

The Compensation Committee is solely responsible for making the final decisions on compensation for Sabra’s executive officers. However, the Compensation Committee takes into account recommendations of Sabra’s Chief Executive Officer in determining the compensation (including stock awards) of executive officers other than the Chief Executive Officer. Otherwise, Sabra’s officers do not have any role in determining the form or amount of compensation paid to the executive officers of Sabra. In addition, the Compensation Committee retains the power to appoint and delegate matters to a subcommittee comprised of at least one member of the Compensation Committee, except that the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole. The Compensation Committee does not currently intend to delegate any of its responsibilities to a subcommittee.

Pursuant to its charter, the Compensation Committee is authorized to retain compensation consultants to assist in the evaluation of compensation to Sabra’s executive officers. As further described under “Executive Compensation—Compensation Discussion and Analysis” below, since our becoming a separate publicly traded company, the Compensation Committee has retained Frederic W. Cook & Company, Inc. (“FW Cook”) as its independent compensation consultant to assist the Compensation Committee with the design and structure of our executive compensation program and the amounts payable thereunder. The Compensation Committee is directly responsible for the appointment, compensation and oversight of FW Cook’s work, and does not believe FW Cook’s work has raised any conflicts of interest. FW Cook reports only to the Compensation Committee and does not perform services for us, except for executive compensation-related services on behalf of, and as instructed by, the Compensation Committee. All compensation decisions were made solely by our Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Ms. Katzmann (Chair) and Messrs. Foster, Geary and Walters. The Board of Directors has determined that each member of the Nominating and Governance Committee is an “independent director” under the Nasdaq rules.

As further described below under “—Director Nomination Process,” the Nominating and Governance Committee assists our Board of Directors in identifying individuals qualified to become Board members and selecting the director nominees for each annual meeting of stockholders. The Nominating and Governance Committee also makes recommendations to the Board of Directors concerning the structure and operations of the Board and its committees and is responsible for overseeing the Corporate Governance Guidelines, for developing and recommending to the Board of Directors any changes to the Corporate Governance Guidelines, for overseeing new director orientation and director continuing education and for receiving reports annually from the Chief Executive Officer concerning senior management development and succession plans.

Meetings and Attendance

During 2020, our Board of Directors held seven meetings. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which the director served during 2020. In addition, the independent directors meet regularly in executive session without the presence of management. Mr. Foster, who has been designated by the independent directors as Lead Independent Director, chairs these executive sessions of the independent directors.

Our Board of Directors encourages each director to attend the annual meeting of stockholders. All of our directors attended the virtual-only 2020 annual meeting of stockholders via live audio webcast.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board is free to make its choice for Chairman and Chief Executive Officer in any way that the Board of Directors considers best for Sabra at a given point in time. Accordingly, the Chairman and Chief Executive Officer positions may be filled by one individual or by two different individuals. The Board believes that the most effective leadership structure for Sabra at this time is for Mr. Matros to serve as both our Chairman and Chief Executive Officer, in concert with an independent director serving as our Lead Independent Director.

Our Board of Directors believes that Mr. Matros, our Chief Executive Officer, is best suited to serve as our Chairman because he is the director most familiar with Sabra’s business and industry and most capable of identifying strategic priorities. In the Board’s view, combining the roles of Chairman and Chief Executive Officer facilitates the flow of information between management and the Board, and helps assure that the strategies adopted by the Board will be best positioned for execution by management.

To promote the independence of the Board and appropriate oversight of management and to demonstrate our commitment to strong corporate governance, the independent directors designate annually an independent, non-employee director to serve as our Lead Independent Director. As noted above, the independent directors have currently designated Mr. Foster to serve as our Lead Independent Director. The Lead Independent Director helps to facilitate free and open discussion and communication among the independent directors of the Board. The duties of the Lead Independent Director include chairing all meetings of the independent directors when they meet in executive session and chairing all meetings of the full Board in the absence of the Chairman; representing the Board in meetings with third parties, as appropriate; and working with the Chairman to finalize meeting agendas, meeting schedules and other information provided to the Board. The Lead Independent Director also sets the agenda for the meetings held in executive session, and discusses issues that arise from these meetings with the Chief Executive Officer. The non-employee members of the Board meet in executive session during each regularly scheduled Board meeting and during special meetings of the Board as appropriate.

Risk Oversight

One of the principal functions of our Board of Directors is to provide oversight concerning the assessment and management of risk related to our business. The Board of Directors is involved in risk oversight through approval authority with respect to fundamental financial and business strategies and major corporate activities, including material acquisitions and financings, as well as through its oversight of management and the committees of the Board of Directors. As part of overseeing our corporate strategy and our enterprise risk management program, our Board of Directors also monitors our environmental practices, sustainability, including climate-related risks, and human capital management. Management is responsible for identifying the material risks facing Sabra, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with the Board of Directors or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to the Board of Directors regarding business operations and strategic planning, financial planning and budgeting, regulatory matters and information systems and cybersecurity, including any material risk to Sabra relating to such matters. Where appropriate, the Board of Directors also receives input on these topics from third party experts.

The Board of Directors has delegated oversight for specific areas of risk exposure to committees of the Board of Directors as follows:

•	The Audit Committee is responsible for periodically discussing Sabra’s overall risk assessment and risk management policies as well as Sabra’s plans to monitor, control and minimize any risk exposure with management, our internal auditors and our independent registered public accounting firm. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls and oversees risks related to our compliance with legal and regulatory requirements.

•	The Compensation Committee oversees, among other things, the assessment and management of risks related to Sabra’s compensation plans, policies and overall philosophy and equity-based incentive plans.

•

The Nominating and Governance Committee oversees the assessment and management of risks related to our governance structure, including our Board leadership structure and management and director succession.

At each regular meeting of our Board of Directors, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management. Our Chief Executive Officer, Chief Financial Officer and outside legal counsel regularly attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.

In 2020, our Board of Directors met seven times, including three times in March and April 2020, during which it received current reports from our management to ensure our Board of Directors was adequately informed and able to provide oversight to management as the company addressed the challenges of the COVID-19 pandemic.

Our Board of Directors believes that the processes it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on Sabra’s leadership structure described under “—Board Leadership Structure” above.

Compensation Risk Assessment

Consistent with the Compensation Committee’s responsibilities described above, the Compensation Committee takes risk into consideration when reviewing and approving executive compensation, including when it approved our executive compensation program. The Compensation Committee has concluded that the current executive compensation program does not encourage inappropriate or excessive risk-taking. In making its determination, the Compensation Committee noted that each Named Executive Officer’s direct compensation under our executive compensation program consists primarily of a fixed base salary, an annual incentive bonus opportunity and long-term equity incentive awards. Long-term incentive awards granted under our long-term equity award program are generally subject to a multi-year vesting schedule, a deferral feature for Named Executive Officers and performance conditions that are not solely dependent on stock price.

Director Nomination Process

Identifying and Evaluating Director Nominee Candidates

In identifying, evaluating and selecting potential director nominees for election at each annual meeting of stockholders and nominees for directors to be appointed by the Board of Directors to fill vacancies and newly created directorships, the Nominating and Governance Committee will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any stockholder of Sabra, senior management or an outside search firm engaged by the Nominating and Governance Committee if determined appropriate. All potential director nominees, other than potential incumbent director nominees, will be initially reviewed by the Chairman of the Nominating and Governance Committee or, in the Chairman’s

absence, any other member of the committee delegated to initially review director candidates. If it is determined appropriate to proceed, a prospective director candidate may be interviewed by one or more of the other members of the Nominating and Governance Committee, other members of the Board of Directors and by the Chief Executive Officer. The Nominating and Governance Committee will provide informal progress updates to the Board of Directors and will meet to consider and recommend any final director candidates to the full Board of Directors. The Board of Directors is responsible for determining the final director candidates to be nominated for election at each annual meeting of stockholders and for appointing directors to fill vacancies on the Board.

The Nominating and Governance Committee considers all potential director nominees without regard to race, color, religion, gender, ancestry, national origin or disability. In considering whether to nominate a potential director candidate for election to the Board of Directors, the Nominating and Governance Committee considers whether the director candidate would meet the definition of independence required by the Nasdaq rules and applicable rules and regulations of the SEC. As set forth in Sabra’s Corporate Governance Guidelines, the Nominating and Governance Committee also seeks to elect directors who: (i) are of high character and integrity; (ii) are accomplished in their respective fields; (iii) have relevant expertise and experience, and are able to offer advice and guidance to management based on that expertise and experience; (iv) have sufficient time available to devote to Sabra’s affairs; (v) will represent the long-term interests of Sabra’s stockholders as a whole; (vi) are not age 80 or older at the time of election; and (vii) will collectively represent a diversity of backgrounds and experiences, including diversity with respect to gender, age and ethnicity. Our Board of Directors and the Nominating and Governance Committee are committed to actively seeking qualified women and individuals from minority groups to include in the pool from which new Board members or director nominees are selected. The Board of Directors and the Nominating and Governance Committee evaluate each individual in the context of the Board as a whole, with the objective of building a Board that is effective, collegial and can best represent the interests of Sabra and its stockholders, using its diversity of backgrounds and experiences. On an annual basis, as part of the performance evaluation of the Board of Directors, the Nominating and Governance Committee seeks feedback from members of the Board of Directors concerning whether the overall mix and diversity of Board members is appropriate for our company.

Stockholder Recommendations

As described above, the Nominating and Governance Committee will consider director candidates recommended by stockholders. Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources. To be properly communicated, stockholders desiring to recommend candidates for nomination or election to the Board of Directors should submit their recommendations in writing to the attention of the Secretary, Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, together with the following information: (i) all information about the stockholder and the candidate that would be required pursuant to Article II, Section 11 of our Bylaws if the stockholder was nominating the candidate for election to the Board of Directors, (ii) a statement of the proposed director candidate’s qualifications, taking into account the principles used by the Nominating and Governance Committee in evaluating possible candidates as described above, (iii) a statement detailing any relationship between the proposed director candidate and any tenant or competitor of Sabra, and (iv) detailed information about any relationship or understanding between the recommending stockholder and the director candidate. The Nominating and Governance Committee may request additional information concerning the director candidate as it deems reasonably necessary to determine the eligibility and qualification of the director candidate to serve as a member of our Board of Directors. Stockholders who are recommending candidates for consideration by the Board of Directors in connection with the next annual meeting of stockholders should submit their written recommendation no later than January 1 of the year of that meeting.

Please note that stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Governance Committee as described above) must follow the procedures described under “Stockholder Proposals and Director Nominations for 2022 Annual Meeting of Stockholders.”

Management Succession Planning

Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Governance Committee, the Nominating and Governance Committee is responsible for reviewing the company’s succession plan for the Chief Executive Officer and senior management. In performing these functions, the Chief Executive Officer annually reports to the Nominating and Governance Committee about developments of senior management personnel and succession plans.

Annual Board Evaluations

Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Governance Committee, the Nominating and Governance Committee oversees an annual evaluation of the performance of the Board and each committee of the Board. The evaluation process is facilitated by outside legal counsel and is designed to assess the overall effectiveness of the Board and its committees and to identify opportunities for improving Board and Board committee operations and procedures. The annual evaluations are generally conducted in the first quarter of each calendar year and the results of the annual evaluation are reviewed and discussed by the Board.

Policy on Hedging and Pledging of Sabra Shares

Sabra recognizes that hedging against losses in Sabra securities may disturb the alignment between stockholders and executives that Sabra’s Stock Ownership Policy (as described in the “Executive Compensation—Compensation Discussion and Analysis” below) and equity awards are intended to facilitate. Accordingly, our Board has incorporated prohibitions on various hedging activities within Sabra’s Insider Trading Policy, which applies to all directors, executive officers and employees. The policy prohibits short sales of Sabra common stock and trading in “puts” and “calls” or other derivative securities that relate to Sabra common stock. The policy also prohibits hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Sabra securities.

In addition, because a margin call or foreclosure sale may occur at a time when a director, executive officer or employee is aware of material non-public information concerning Sabra, directors, executive officers and employees are prohibited from holding Sabra securities in a margin account or pledging Sabra securities as collateral for a loan. Accordingly, none of our directors or executive officers have pledged any shares of Sabra common stock.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees. Our Code of Conduct and Ethics can be found in the Investors—Corporate Governance section of our website at www.sabrahealth.com. Waivers from, and amendments to, our Code of Conduct and Ethics that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions, will be timely posted in the Investors—Corporate Governance section of our website at www.sabrahealth.com as required by applicable law.

Stockholder Communications with the Board

Stockholders may send written communications to the Board of Directors or to specified individuals on the Board, c/o Sabra’s Secretary at 18500 Von Karman Avenue, Suite 550, Irvine, California 92612. All mail received will be opened and communications from verified stockholders that relate to matters that are within the scope of the responsibilities of the Board of Directors, other than solicitations, junk mail and frivolous or inappropriate communications, will be forwarded to the Chairman of the Board of Directors or any specified individual director, as applicable. If the correspondence is addressed to the Board of Directors, the Chairman will distribute it to the other Board members if he determines it is appropriate for the full Board to review. In addition, if requested by stockholders, when appropriate, the Lead Independent Director or other directors will also be available for direct communication with stockholders.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE INITIATIVES

Purpose of Environmental, Social and Governance Initiatives

Corporate responsibility promotes the long-term interests of our stockholders and strengthens Board and management accountability. Our Board of Directors’ primary duty of overseeing our corporate strategy includes the Board’s oversight of how environmental and social issues may impact the long-term interests of our stockholders and other stakeholders. At Sabra, corporate responsibility is governed from the most senior levels down to every one of our team members because we believe that achieving operational excellence is intrinsically tied to how responsibly we run our business.

As part of overseeing our corporate strategy and our enterprise risk management program, our Board of Directors monitors our environmental and social practices. We believe that environmentally and socially responsible operating practices go hand in hand with generating value for our stockholders, being good partners with our operators, providing efficiency and comfort for our operators’ patients, being good neighbors within our communities, and being a good employer to our employees.

To further support our efforts in this area, we created a sustainability working group in 2019, consisting of dedicated internal resources and external advisors to address environmental, social, and governance (“ESG”) factors that are material to our business. Our sustainability working group evaluated potential ESG risks and opportunities relevant for our company based on the views held by our stockholders, leading ESG frameworks, and ESG rating agencies. We utilized aspects of the Sustainability Accounting Standard Board (“SASB”), the Global Real Estate Sustainability Benchmark (“GRESB”), and the Task Force on Climate-related Financial Disclosures (“TCFD”) to evaluate our practices. This working group reports to the Board of Directors on a quarterly basis.

More information regarding our environmental, social and governance initiatives can be found in our inaugural sustainability report that we expect to publish and post on the “Investors” section of our website at www.sabrahealth.com before the Annual Meeting.

Human Capital Management and Stakeholder Engagement

We recognize that attracting and retaining talent at all levels is vital to continuing our success and, in many ways, is our most critical asset. We ensure our team members receive competitive salaries and benefits, and we aim to attract professionals who will uphold our values of social and environmental stewardship. We promote the work-life balance of our team members, we invest in our team members through high-quality benefits and meaningful health and wellness initiatives, and we have created a healthy work environment in our office to incentivize and engage our team members. The health and safety of our team members is an important consideration for us, and in light of the COVID-19 pandemic, we have accommodated flexible work from home arrangements, extended hardship benefits and provided assistance for dependent care costs to preserve the health and well-being of our team members and their families.

We believe that when we create a workplace where our team members are engaged, committed and empowered for the long-term, we are better positioned to create value for our company, as well as for our stockholders. We gauge our team members’ level of engagement and satisfaction through annual surveys as well as subject-driven focus surveys regarding topics including company culture and the impact of the COVID-19 pandemic and working from home. Based on the feedback we receive, we identify areas for improvement and action items to be implemented. Our performance management initiative helps us proactively plan for our team members’ evolving roles and address the current and future needs of our business. The initiative employs 360-degree assessments as of 2020 and focuses on aligning our talent strategy with our business strategy and identifies skills that may be required to meet our future business needs. We also seek to ensure that our team members have opportunities to interact with our accomplished Board of Directors and accordingly invite all of our team members to our quarterly Board of Directors’ dinner events.

In order to support engagement and team building, various company events, including life event celebrations, dinners and other social outings, are held regularly throughout the year, as well as an annual all team member retreat. During the COVID-19 pandemic, these events were adapted to virtual platforms with a focus on company business, education and entertainment, including biweekly all-team member Zoom meetings in which our Chief Executive Officer provided business and operational updates and led team-building activities.

Diversity & Inclusion

We believe that a diverse workforce is essential to our continued success, and we strive to maintain a fair, healthy and safe workplace, while creating a work environment that promotes diversity, equality and inclusion for our team members. Our workforce reflects diverse gender, ethnicity, age and cultural backgrounds. As of December 31, 2020, women comprised 55% of our workforce and 65% of our management level/leadership roles. As of December 31, 2020, 21% of our team members self-identified as being members of one or more ethnic minorities. We believe our ethnic diversity is higher than this reported percentage as another 21% of our team members chose not to self-identify.

As underscored by our Corporate Governance Guidelines, our Board of Directors and the Nominating and Governance Committee are committed to proactively consider a diverse collection of backgrounds and relevant experiences in our director candidates to best ensure the continued success of our business and represent stockholder interests. As a part of this commitment, our Board of Directors and the Nominating and Governance Committee continue to actively seek qualified women and individuals from underrepresented groups as director nominees. Since March 2019, we have appointed four new directors with a diverse range of skills, expertise and backgrounds, all of whom are diverse by gender or race and/or ethnicity. The current board composition is 27% diverse by gender and 18% by race and/or ethnicity. One of our female directors is also Chair of our Nominating and Governance Committee.

Community Service

The mission to advance the quality of care lies at the core of Sabra’s business strategy. We believe that serving the communities in which we operate not only promotes our business success, but also further engages our team members and other stakeholders in our corporate mission. We support volunteerism, organizing opportunities for our team members as a group to volunteer within the community. In 2020, we donated funds to Frontline Worker Meals and Amica Helping Hands Charity, and we sponsored a scholarship fund with the University of Southern California. In addition, our employees donate to our tenants’ employees, patients and residents every holiday season. Through both volunteerism and philanthropic efforts, Sabra is dedicated to contributing to the communities in which we operate.

Environmental Stewardship

As a socially and environmentally responsible company, we believe in implementing healthy, sustainable and energy efficient measures. We also believe that reducing our environmental footprint is beneficial to our stakeholders and to the world at large. As the substantial majority of Sabra’s properties are leased under long-term, triple-net operating leases, the implementation of environmental measures at these properties are managed by our operators. Within each of our target markets, we regularly engage in and discuss sustainable practices with our operators. To enhance these efforts, we have partnered with a third party consultant to identify and evaluate healthy, sustainable and energy efficient opportunities, such as transitioning to LED lights to significantly reduce electricity consumption. We also require our operator teams to practice responsible property management that emphasizes health, safety, energy and water conservation, and we encourage their tenants to do the same.

We also monitor environmental risk factors in order to assess the climate resiliency for the properties in our portfolio, such as exposure to floods or other natural disasters. We assess these climate-related risks as a part of our enterprise risk assessment, which is overseen by our Board of Directors.

Our COVID-19 Response

The global pandemic created challenges for our employees, our operators, their tenants, our communities and everyone around the world. It is through our resiliency and proactive approach that we were able to effectively adapt to the rapidly changing conditions throughout the year. Our highest priority was, and continues to be, ensuring the safety and well-being of everyone within the Sabra community.

For our employees, we immediately closed our offices and enabled work-from-home procedures for seamless continuity of our business operations. We established a COVID-19 action team to monitor updates on the pandemic, to oversee compliance with regulations and to develop safety and protection measures and protocols. We also actively engaged our employees to better understand the innate challenges each of them were facing, and expanded our employee benefits to cover costs for child and elder care as well as education, tutoring and school supplies.

For our operators, we focused our efforts on health, safety and wellness measures to identify, source and deploy practical and affordable technologies to support COVID-19 operating protocols. These included preventative access measures, enhanced monitoring, cleaning, sanitation and disinfection procedures, social distancing guidelines and implementation of air quality and purification systems. We also engaged our operators and tenants through awareness opportunities on the pandemic developments, personal protective equipment sourcing and financial assistance programs. Additionally, we hosted three webinars that covered the CARES Act, patient payment opportunities, and the epidemiology of COVID-19.

DIRECTOR COMPENSATION

Director Compensation—2020

The following table provides information on the compensation of the members of our Board of Directors who are not also our employees (“Non-Employee Directors”) for the year ended December 31, 2020. The compensation paid to Mr. Matros, who is also one of our employees, is presented in the Summary Compensation Table and the related tables included below under “Executive Compensation.” Mr. Matros is not entitled to receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
Craig A. Barbarosh	108,000	114,997	222,997
Robert A. Ettl(4)	78,000	114,997	192,997
Michael J. Foster	111,000	114,997	225,997
Ronald G. Geary	81,000	114,997	195,997
Lynne S. Katzmann	78,679	114,997	193,676
Ann Kono(5)	2,853	57,497	60,350
Raymond J. Lewis	75,000	114,997	189,997
Jeffrey A. Malehorn	83,019	114,997	198,016
Clifton J. Porter(6)	5,095	67,073	72,168
Milton J. Walters	84,500	114,997	199,497

(1)

Amounts reported represent the aggregate grant date fair value of the annual equity awards granted to the Non-Employee Directors in 2020. The aggregate grant date fair value of these awards was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, and excludes the effects of estimated forfeitures. The reported award values have been determined using the assumptions described in Note 12 to the Consolidated Financial Statements included in Sabra’s 2020 Annual Report.

(2)

On June 9, 2020, each then-serving Non-Employee Director received an annual equity award of 7,055 stock units. The grant date fair value of each such director’s annual equity award was $114,997. On December 7, 2020 (the date on which Mr. Porter became a director), Mr. Porter received a prorated annual equity award for 2020 of 3,745 stock units. The grant date fair value of such director’s annual equity award was $67,073. On December 18, 2020 (the date on which Ms. Kono became a director), Ms. Kono received a prorated annual equity award for 2020 of 3,265 stock units. The grant date fair value of such director’s annual equity award was $57,497.

(3)

The following chart sets forth the number of unvested stock units held by each Non-Employee Director as of December 31, 2020. None of the Non-Employee Directors held option awards as of December 31, 2020.

Non-Employee Director	Number of Unvested Stock Units
Craig A. Barbarosh	3,666
Robert A. Ettl	—
Michael J. Foster	3,666
Ronald G. Geary	3,666
Lynne S. Katzmann	3,666
Ann Kono	3,265
Raymond J. Lewis	3,666
Jeffrey A. Malehorn	3,666
Clifton J. Porter	3,745
Milton J. Walters	3,666

(4)	Mr. Ettl’s service on our Board of Directors ended with his death on November 10, 2020.
(5)	Ms. Kono was appointed to our Board of Directors on December 18, 2020.
(6)	Mr. Porter was appointed to our Board of Directors on December 7, 2020.

Directors’ Compensation Policy

Under our Directors’ Compensation Policy, each Non-Employee Director is entitled to receive the following as cash compensation: (1) an annual retainer of $75,000, payable in four equal quarterly installments, and (2) $1,000 for each committee (but not Board of Directors) meeting attended, with the meeting fee reduced to $500 for telephonic meetings lasting less than 30 minutes or for in-person meetings which the director attends other than in person. Any Non-Employee Director serving as Chair of the Board or as the Lead Independent Director and each Chairperson of a committee of the Board of Directors is entitled to receive an additional annual retainer, payable in four equal quarterly installments, as follows: $30,000 for Chair or Lead Independent Director, $25,000 for Audit Committee Chair, $15,000 for Compensation Committee Chair, and $10,000 for Nominating and Governance Committee Chair. The annual retainer and any additional retainers are each pro-rated for partial years of service.

The Non-Employee Directors have the right to elect to receive their annual retainers and any additional annual retainers in the form of stock units in lieu of cash, which units would be issued as of the last day of the quarter in which the retainers relate and would be valued as of the award date. Under our current Directors’ Compensation Policy, each of the Non-Employee Directors is entitled to receive an annual award of restricted stock units valued at $115,000 on the date of the award. Each Non-Employee Director’s annual award of restricted stock units vests monthly over a period of one year (and will in all events become vested in connection with the annual meeting of stockholders occurring in the year following the date of grant), is not distributable as shares of our common stock until the earlier of the fifth anniversary of the grant date, a change in control or the Non-Employee Director’s separation from service from the Board of Directors, and any unvested restricted stock units shall accelerate and vest in full on the occurrence of a change in control or the Non-Employee Director’s death or disability. All stock units are entitled to receive dividend equivalent payments, which are either paid in cash on a current basis (if the underlying units have vested) or reinvested into additional stock units. Each Non-Employee Director’s annual award of restricted stock units is pro-rated for partial years of service.

Each of our Non-Employee Directors is reimbursed for out-of-pocket expenses for attendance at Board of Directors and committee meetings.

Stock Ownership Policy Applicable to Non-Employee Directors

Our Board of Directors has adopted a Stock Ownership Policy that requires each Non-Employee Director to own shares of our common stock equal in value to five times the annual Board cash retainer. Shares of our common stock subject to stock unit awards that have vested but the payment of which has been deferred count toward satisfaction of the required ownership level, but shares subject to stock options or unvested stock unit awards are not considered owned by the Non-Employee Director for purposes of this policy. The Non-Employee Directors are required to be in compliance with the required ownership level within five years from the date such person is first appointed or elected as a Non-Employee Director and are required to retain 50% of the net after-tax shares received in respect of equity awards until they are in compliance. Each of the Non-Employee Directors is currently in compliance with the required ownership levels or is within the five-year transition period for new directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Our “Named Executive Officers” for 2020 are: Richard K. Matros, our Chairman, President and Chief Executive Officer; Harold W. Andrews, Jr., our Executive Vice President, Chief Financial Officer and Secretary; and Talya Nevo-Hacohen, our Executive Vice President, Chief Investment Officer and Treasurer. In 2020, under the direction of our Board, our Named Executive Officers focused on managing the impacts of the COVID-19 pandemic on our business and worked to provide the support our tenants and operators needed to manage through the pandemic, while at the same time the Named Executive Officers remained focused on maintaining the strength of our balance sheet so that we remain poised for future growth.

Key highlights from 2020 include:

•	From the beginning of the COVID-19 pandemic through February 2021, we collected 99.9% of our forecasted rents.

•

Despite the challenges of the pandemic, we have remained vigilant in maintaining a strong balance sheet and strong net debt to adjusted EBITDA of 4.88x (5.49x including the unconsolidated joint venture) as of December 31, 2020. Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for an explanation and reconciliation to net income, the most directly comparable GAAP financial measure.

•

Subsequent to December 31, 2020, Fitch Ratings (“Fitch”) revised its rating outlook for Sabra to Stable from Negative and both Fitch and S&P Global Ratings affirmed the ratings for Sabra’s debt as ‘BBB-’.

•

Our liquidity increased during 2020 to $1.1 billion as of December 31, 2020, which includes the full $1.0 billion availability under our revolving line of credit, and we have no material debt maturities until 2024.

•

While we successfully invested $168.4 million during 2020, the impact of the pandemic on investment opportunities and our cost of capital affected the level of investment we had hoped to accomplish. We continue to focus on maintaining a strong balance sheet with ample liquidity and a well-covered dividend, as we pursue opportunities for accretive growth in 2021, which we believe can primarily come from the skilled nursing, behavioral, and addiction asset classes in the near term.

Summary of 2020 Compensation Decisions

The Compensation Committee continues to believe that the executive compensation program objective is to reward our executives for successfully creating long-term stockholder value by executing on our strategic plan, while at the same time penalizing our executives and requiring forfeiture of compensation if they are not able to successfully execute our strategic plan and grow stockholder value.

Primary objective of 2020 compensation decisions ➣ Motivate Named Executive Officers to create long-term stockholder value

The Compensation Committee’s actions to incentivize the Named Executive Officers to create long-term value included the following highlights:

➣

Continued 50th Percentile Compensation Philosophy. The Compensation Committee’s philosophy is to target our Named Executive Officers’ total direct compensation (base salary + target bonus amount + target grant date value of long-term equity awards) at approximately the 50th percentile of target total direct compensation provided by our peer companies to similarly situated executives. This is a guideline and compensation is not formulaically set at the 50th percentile. 2020 CEO compensation was slightly below the median and the compensation of the other Named Executive Officers was slightly above the median, though all were within 5% of the guideline.

Utilize 50th percentile compensation philosophy for target total direct compensation

➣

Continued with Increased Weighting of TSR Units. Since becoming an independent, publicly traded company, approximately two-thirds of the grant date value of our annual equity awards has been subject to performance-vesting conditions. Beginning in 2017, the Compensation Committee decided to increase the weighting of the relative total stockholder return-based awards (“TSR Units”) so that the TSR Units are approximately 70% of the grant date value of the performance-based annual equity awards, with FFO-based awards (“FFO Units”) making up the remaining approximately 30% of the performance-based annual equity awards. Our TSR Units require above-median performance in order for the target shares to be earned, supporting alignment between management and long-term stockholders.

65% of grant date value of annual equity awards is performance-based, with TSR Units making up approximately 70% of performance-based awards

➣

Equity Election for Executive Bonuses. In 2020, we continued with our practice of structuring our annual bonus plan to permit executives to elect, prior to the start of the 2020 calendar year, to receive their annual bonus in the form of equity awards. The purpose is to tie the value of any annual bonus payment becoming earned to the increase or decrease in the trading price of our common stock over the performance year, which further aligns the interests of our executives with our stockholders. Two of our three Named Executive Officers elected to receive all or a portion of their 2020 annual bonus opportunity in a performance-based equity award (which we refer to as “Bonus Units”).

Equity election for annual bonuses to further link Named Executive Officer interests with those of stockholders

➣

Continued Mandatory Deferral and Holding Period for Annual Equity Awards. In 2016, we introduced a mandatory deferral feature for the Named Executive Officers’ long-term equity awards, which requires that vested awards be held and not become payable until the fifth calendar year following the grant date (subject to earlier payment in connection with the executive’s death, disability, termination of employment and certain change in control transactions). This deferral feature is in addition to a one-year post-vesting holding period that also applies to the awards and is described in more detail below. All long-term equity awards granted to the Named Executive Officers during 2020 (but not any Bonus Units) are subject to a mandatory five-year deferral and one-year post-vesting holding period, which helps ensure that the interests of the Named Executive Officers remain aligned with our stockholders.

All 2020 executive long-term equity awards are subject to a mandatory five-year deferral and one- year post-vesting holding period

➣	Continued Robust Stock Ownership Requirements. Our Stock Ownership Policy requires our Chief Executive Officer to have direct ownership of shares of our common stock having a value equal to at least

10 times his annual base salary, and for the other Named Executive Officers to have direct ownership of shares of our common stock having a value equal to at least 5 times his or her annual base salary.

Robust stock ownership requirements (10x for CEO and 5x for other executives) further align executive interests with stockholders

➣

Continued to Reinforce Importance of Performance for Prior Year Equity Award Payouts. Both the FFO unit and the TSR unit payouts were made according to their original performance funding schedules, without any discretion or adjustment by the Compensation Committee. The FFO Units originally granted in 2017 were eligible to vest based on our adjusted normalized FFO performance for calendar 2020. Our adjusted normalized FFO performance per share for 2020 relative to a pre-established objective target for 2020 resulted in actual performance that was below the threshold under the 2017 FFO Unit funding schedule. The Compensation Committee determined not to make any adjustments to the original 2020 target for the impact of the COVID-19 pandemic and continued to measure FFO performance against the original pre-COVID goal. The Named Executive Officers forfeited their entire 2017 FFO Units without any payment as a result of ending 2020 below the FFO threshold. The forfeited 2017 FFO Units held by our Chief Executive Officer had a grant date value of $651,660 and the forfeited 2017 FFO Units held by our other Named Executive Officers had a total grant date value of $579,250. In contrast to the 2017 FFO Units, the 2017 TSR Units paid out at approximately 147% of target as a result of our strong relative total stockholder return performance over the 2018-2020 calendar year performance period.

No COVID-19 adjustments for 2017 FFO Units and 100% of 2017 FFO Units forfeited Strong 2018-2020 relative TSR performance resulted in 147% of target payout for 2017 TSR Units

The remainder of this section describes our executive compensation program and the material elements of compensation awarded to, earned by or paid to the Named Executive Officers during 2020.

Compensation Program and Objectives

Our compensation program for executives is intended to:

•	motivate our executive officers to create long-term stockholder value;

•	align the interests of our executive officers with the interests of our stockholders;

•	attract and retain quality executive officers;

•	motivate and reward high performance levels; and

•	inspire teamwork and collaboration among the executives.

We believe that our executive compensation program is appropriately structured to accomplish these objectives. Our executive compensation program consists of four material elements: base salaries, annual incentive compensation opportunities, long-term incentive awards and severance benefits. Each of these compensation elements is described in more detail below.

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee of our Board of Directors has the authority to determine the amount of compensation given to each of the Named Executive Officers. The Compensation

Committee approves our executive compensation philosophy and procedures, and is responsible for administering our equity compensation plans, including approving grants of awards under the plans. The Compensation Committee is also responsible for approving employment agreements with the Named Executive Officers. In performing its duties, the Compensation Committee is authorized to consider the recommendations of our Chairman and Chief Executive Officer when determining the compensation of the other Named Executive Officers.

The elements of our executive compensation program were each approved by the Compensation Committee. None of the Named Executive Officers is a member of the Compensation Committee or, except for recommendations made by Mr. Matros with respect to the compensation of the other Named Executive Officers, had any role in determining the compensation of the Named Executive Officers.

Role of the Compensation Consultant

Since our becoming a separate publicly traded company, the Compensation Committee has retained FW Cook as its independent compensation consultant. The Compensation Committee is directly responsible for the appointment, compensation and oversight of FW Cook’s work and does not believe FW Cook’s work has raised any conflict of interest. FW Cook reports only to the Compensation Committee, and does not perform services for us, except for executive and director compensation-related services on behalf of, and as instructed by, the Compensation Committee.

At the end of 2019 and in preparation for making base salary and bonus award decisions for 2020, and again at the end of 2020 in preparation for making 2020 equity award grants and base salary and bonus award decisions for 2021, the Compensation Committee engaged FW Cook to conduct an independent review of our executive compensation program to provide a competitive reference on pay levels, structure and performance alignment. As part of its review, FW Cook analyzed the salaries, target bonus opportunities, target cash compensation opportunities, equity award opportunities and targeted total direct compensation paid by our peer group of companies described below.

The Compensation Committee also requested advice from FW Cook on whether our executive compensation program was properly designed to motivate our Named Executive Officers to create long-term stockholder value. FW Cook recommended that we continue with our historic practice of awarding approximately two-thirds of the grant date value of our annual equity awards in performance-based units, and that we also continue with the increased weighting of the TSR Units so that TSR Units make up approximately 70% of performance-based awards. FW Cook advised that continuing to make TSR Units the most heavily weighted long-term incentive vehicle would continue to align executive compensation amounts actually earned by the executives with their ability to create long-term value for our stockholders.

The Compensation Committee reviewed the reports prepared by FW Cook at the end of both 2019 and 2020 and used these reports, as applicable, when determining the amount and structure of each Named Executive Officer’s 2020 cash base salary, bonus opportunity and equity award grants.

FW Cook also advised on other aspects of executive compensation as requested by the Compensation Committee during 2020. For example, FW Cook provided the Compensation Committee with advice with respect to our peer group used for compensation comparison purposes described below and a proposal for an updated group of peer companies to use for TSR comparison purposes for the TSR Units that were granted in December 2020. The Compensation Committee received advice from FW Cook regarding the structure of our 2020 annual incentive plan and how to best structure the incentive opportunity in light of the impacts and uncertainties created by the COVID-19 pandemic. FW Cook also provided the Compensation Committee with advice regarding the timing of our annual equity awards and advised that continuing to make annual equity awards during the fourth quarter of each calendar year better allows us to consider our performance for the year when determining the level of equity awards to be granted for that year. This, in turn, allows us to most closely match the value of our executive compensation program with internal performance and stockholder return during the year.

Peer Companies

When determining the amount of each Named Executive Officer’s 2020 cash base salary and target bonus opportunity at the end of 2019, the Compensation Committee, with the assistance of FW Cook, considered the compensation paid by the following peer companies, which we refer to as the 2019 peer group of companies:

Acadia Realty Trust

Cousins Properties Incorporated

EPR Properties

Gaming and Leisure Properties, Inc.

Healthcare Realty Trust Incorporated

Healthcare Trust of America, Inc.

Healthpeak Properties, Inc.

iStar Inc.

Lexington Realty Trust

LTC Properties, Inc.

Medical Properties Trust, Inc.

MGM Growth Properties LLC

National Health Investors, Inc.

National Retail Properties, Inc.

New Senior Investment Group Inc.

Omega Healthcare Investors, Inc.

Physicians Realty Trust

Retail Properties of America, Inc.

Seritage Growth Properties

Spirit Realty Capital, Inc.

STAG Industrial, Inc.

STORE Capital Corporation

Sun Communities Inc.

VEREIT, Inc.

W. P. Carey Inc.

We added seven new companies to our 2019 peer group (iStar Inc., Lexington Realty Trust, New Senior Investment Group Inc., Retail Properties of America, Inc., Spirit Realty Capital, Inc., STAG Industrial, Inc., and STORE Capital Corporation). New Senior Investment Group Inc. was added because it is a healthcare REIT that meets our size criteria (described below), and the other companies were added to the peer group because they are similarly sized REITs with a net lease focus and an internalized management team.

When determining the amount of each Named Executive Officer’s 2020 long-term equity award grants at the end of 2020, we used the same group of peer companies listed above, except that VICI Properties Inc. was added because it is a similarly sized REIT with a net lease focus and internalized management team. Our 2020 peer group of companies is listed in the table below:

Acadia Realty Trust

Cousins Properties Incorporated

EPR Properties

Gaming and Leisure Properties, Inc.

Healthcare Realty Trust Incorporated

Healthcare Trust of America, Inc.

Healthpeak Properties, Inc.

iStar Inc.

Lexington Realty Trust

LTC Properties, Inc.

Medical Properties Trust, Inc.

MGM Growth Properties LLC

National Health Investors, Inc.

National Retail Properties, Inc.

New Senior Investment Group Inc.

Omega Healthcare Investors, Inc.

Physicians Realty Trust

Retail Properties of America, Inc.

Seritage Growth Properties

Spirit Realty Capital, Inc.

STAG Industrial, Inc.

STORE Capital Corporation

Sun Communities Inc.

VEREIT, Inc.

VICI Properties Inc.

W. P. Carey Inc.

Our objective peer group selection methodology remained consistent with prior years. We selected publicly traded, internally managed, U.S. based REITs with total revenues and enterprise values between approximately 0.33x to 3.0x times ours, with a preference for including healthcare REITs where possible even if that required some adjustment to the normal size parameters. Our methodology also included a preference for continuity and continuing to include companies that were members of our prior peer group of companies where possible.

When determining the amount of each Named Executive Officer’s base salary, target bonus opportunity and long-term equity award grants, the Compensation Committee considered the compensation paid by the peer group companies. The Compensation Committee believes that the peer group companies are a reasonable reference point for compensation decisions with respect to the Named Executive Officers based on each peer company’s similarity to Sabra taking into account their respective businesses, revenues, FFO, total assets, market capitalization, enterprise value, and the talent pool for which they compete. As of November 11, 2020, our trailing twelve month revenues, FFO and total assets were at the 49th percentile, 51st percentile and 44th percentile, respectively, relative to the peer companies, and our market capitalization and enterprise value were at the 34th percentile and 37th percentile, respectively, of the peer companies.

In 2020, the Compensation Committee applied a 50th percentile guideline compensation philosophy for target total direct compensation when making pay decisions. Each of our Named Executive Officers’ target total direct compensation for 2020 approximated the 50th percentile of the targeted total direct compensation provided by our peer companies to similarly situated executives, although compensation was not set precisely to the guideline.

Role of Stockholder Say-on-Pay Votes

Sabra currently provides its stockholders with the opportunity to cast an annual non-binding, advisory vote on the compensation of our Named Executive Officers, which we refer to as a say-on-pay proposal. At our 2020 Annual Meeting of Stockholders, approximately 95.6% of the votes cast supported our say-on-pay proposal. The results at our 2020 Annual Meeting were consistent with the results in prior years following our becoming a separate publicly traded REIT, where stockholders supported our say-on-pay proposal by between 95.3% and 98.9% of the votes cast. The Compensation Committee believes this high degree of stockholder support for our 2020 say-on-pay proposal, combined with similarly high degrees of support for our say-on-pay proposals in prior years, affirms stockholders’ support of our executive compensation program.

The Compensation Committee will continue to consider the outcome of stockholders’ votes on our say-on-pay proposals when making future compensation decisions for the Named Executive Officers.

Material Elements of Compensation

Base Salaries

We pay each Named Executive Officer a base salary to provide each executive with a minimum, fixed level of cash compensation.

The Compensation Committee reviewed each executive’s base salary at the end of 2019 to determine whether any increases for 2020 were warranted and determined to increase each executive’s base salary by $25,000 for 2020. The Compensation Committee also reviewed each executive’s base salary at the end of 2020 and determined not to make any increases to any executive’s base salary for 2021.

The base salary that was paid to each Named Executive Officer for the 2020 calendar year is reported in the “Summary Compensation Table—2018—2020” below.

2020 Annual Incentive Compensation Opportunity

Our annual incentive bonus program design for 2020 continued our historical practice of permitting participants to elect to tie the value of any bonus payment becoming earned to the increase or decrease in the trading price of our common stock. This was viewed as a way for executives to improve their payout if they created stockholder value, and to have downside risk if the trading price of our common stock declined. The Named Executive Officers were each entitled to participate in the 2020 bonus program pursuant to the terms of their employment agreements.

Under the terms of the 2020 bonus program, prior to the start of the 2020 calendar year, each Named Executive Officer was permitted to elect to receive his or her annual bonus in the form of an equity award or in the form of a cash payment. If an executive elected an equity award, the executive would receive a Bonus Unit award with respect to a targeted number of shares having a grant date value equal to the amount of the executive’s cash denominated target bonus divided by the opening price of a share of common stock on January 2, 2020 (the first trading day of 2020). This can be illustrated as follows:

Cash Target Bonus Amount ÷ $21.44 Opening Share Price = Target # of Bonus Units

If an executive elected a cash payment, any bonus becoming payable would be paid in cash using the same performance criteria applicable to the Bonus Units. Mr. Matros elected to receive all of his 2020 annual incentive opportunity in cash, Mr. Andrews elected to receive 50% of his 2020 annual incentive opportunity in cash and 50% in Bonus Units, and Ms. Nevo-Hacohen elected to receive all of her 2020 annual incentive opportunity in Bonus Units. Bonus Units allow the executive officer to potentially improve his or her payout by creating stockholder value and to increase his or her ownership of our common stock.

The target bonus under the 2020 bonus program for Mr. Matros was set at approximately 125% of his base salary. Mr. Matros’s 125% target bonus level was the same as his target bonus level for each year since 2014. The 2020 target bonus for Mr. Andrews and Ms. Nevo-Hacohen was set at 100% of each executive’s base salary, which was the same as each executive’s target bonus level for each year since 2018.

Each Named Executive Officer was eligible to earn a maximum bonus equal to 200% of the executive’s target bonus amount. The 200% maximum payout was the same maximum payout as under our 2019 bonus program, and reflected a reduction from our historical plan design where a 250% maximum payout was used. The bonus payable for achieving the threshold performance level was set at 0% of the executive’s target bonus amount.

The following chart shows the amount of each Named Executive Officer’s target and maximum bonus opportunities, expressed in both dollars and number of Bonus Units based on the form of payment elected by the Named Executive Officer.

Named Executive Officer	2020 Target Cash Bonus Amount ($)	2020 Maximum Cash Bonus Amount ($)	2020 Target Stock Bonus Amount (# of Units)	2020 Maximum Stock Bonus Amount (# of Units)
Richard K. Matros	1,156,250	2,312,500	—	—
Harold W. Andrews, Jr.	287,500	575,000	13,409	26,819
Talya Nevo-Hacohen	—	—	26,819	53,638

The onset of the COVID-19 pandemic in March of 2020 made structuring the 2020 bonus program particularly challenging. The skilled nursing and senior housing industries, which are the primary industries we serve, were directly affected by the pandemic more than many other industries during 2020. The shape of the pandemic and its financial impact has been (and continues to be) difficult to predict, and it has forced our Named Executive Officers to have to focus on ensuring the health and safety of our operators in addition to all of their other responsibilities. The pandemic has had an impact on our anticipated level of investment activity and has negatively impacted the average occupancy of our portfolio, and these financial effects are difficult to predict and model.

Given the uncertainty regarding the financial impacts of the pandemic, the Compensation Committee considered switching to a discretionary bonus program for 2020 as a result of the difficulty in establishing objective performance targets. However, the Compensation Committee ultimately determined that it was important to continue to have an objective bonus program with quantifiable financial performance targets. The rationale was that it was critical that performance targets should not be adjusted after being established. The

Compensation Committee therefore waited until July of 2020 to establish the 2020 bonus program and, as in prior years, awards under the 2020 bonus program became earned based on our adjusted normalized FFO performance per share. The uncertainty of the pandemic was reflected in the bonus funding schedule. The Compensation Committee established the threshold performance level at 75% of the target FFO per share performance level (rather than at 95% of the target performance level as in 2019) and reduced the payout for achieving the threshold performance level from 80% in 2019 to 0% for 2020. The Compensation Committee believed these changes would provide the executives with an opportunity to earn below target bonuses even if the financial impacts of the pandemic turned out to be worse than anticipated.

The Compensation Committee chose an FFO-based performance metric for two primary reasons. First, an FFO-based metric rewards executives for driving growth in annual FFO performance, which the Compensation Committee believes benefits stockholders in the form of increased stockholder returns. Second, the Compensation Committee believes that FFO is a common performance metric used by investors to evaluate the performance of REITs, and the Compensation Committee wanted the Named Executive Officers to be focused on the same performance metric as our investors. An FFO-based annual incentive program design is consistent with the annual incentive plan designs used by the majority of our peer companies.

As described in more detail below, awards under the 2020 bonus program became earned based on our adjusted normalized FFO performance per share for 2020 relative to pre-established objective targets for 2020. We believe measuring our FFO performance against per share targets will motivate our executives to achieve not just absolute FFO growth, but growth on an FFO per share basis as well that takes into account the impact of capital raising transactions on our stockholders.

For purposes of our 2020 bonus program, we define adjusted normalized FFO per share to mean (A) our FFO for 2020, adjusted to eliminate the impact of (1) non-recurring items, including without limitation the write-off of deferred financing fees, contingent consideration adjustments, transitional expenses related to the CCP acquisition, non-RIDEA facility operating expenses, write-offs of above/below market rent adjustments, and other similar items as determined by the Compensation Committee, (2) non-cash compensation expense, (3) cash bonuses payable to our officers and employees, (4) transaction costs in connection with investment activity and capital markets activity, (5) any change in accounting policies or practices, (6) any gain or loss on lease or rental income restructurings to the extent included in FFO, (7) loan, preferred equity, direct financing lease, and unconsolidated joint venture investment impairments or loss reserves, and (8) deferred income tax expense, divided by (B) the weighted average number of shares of common stock and common stock equivalents outstanding. The same adjusted normalized FFO per share definition was also used for purposes of the FFO Units that were granted in the 2020 calendar year.

The target level of adjusted normalized FFO per share was set at $1.8784. As described above, this target was established in July, after the onset of the pandemic and its related financial impact on our business. Due to pandemic-related impacts, the 2020 FFO per share target was lower than our 2019 achieved adjusted normalized FFO per share of $1.907.

Achievement of adjusted normalized FFO per share of $1.9347 or greater was required in order for each Named Executive Officer to earn his or her maximum bonus opportunity, while achievement of adjusted normalized FFO per share of greater than $1.4088 was required in order for each Named Executive Officer to earn any bonus opportunity. The Compensation Committee believed that the maximum bonus opportunity was attainable only through exceptional performance relative to plan.

Sabra achieved adjusted normalized FFO per share of $1.820 in 2020, which resulted in each Named Executive Officer receiving a bonus payout (either in cash or Bonus Units) equal to approximately 87.6% of his or her target bonus opportunity.

The following table sets forth the bonus earned for 2020 by each Named Executive Officer. For Mr. Andrews and Ms. Nevo-Hacohen, because the Named Executive Officer elected to receive all or a portion of the executive officer’s 2020 bonus in Bonus Units instead of a cash denominated bonus, the value of each executive’s actual bonus payment for 2020 that was paid in Bonus Units was, like our stockholders, dependent on the trading price of our common stock, as illustrated by the table below.

Named Executive Officer	Total Value of Bonus Earned for 2020 (87.6% of Target) ($)	Portion of 2020 Bonus Paid in Cash ($)	Number of Bonus Units Paid for 2020(1) (# of Units)	Value of Shares Paid at 2020 Year-End(1) Price = $17.37 ($)	Value of Shares on 2/26/2021 Vesting Date(1) Price = $17.22 ($)
Richard K. Matros	1,012,875	1,012,875	—	—	—
Harold W. Andrews, Jr.	503,700	251,850	12,983	225,515	223,567
Talya Nevo-Hacohen	503,700	—	25,967	451,047	447,152

(1)	Includes shares credited as a dividend equivalent payment, which were subject to the same performance conditions as the Bonus Units.

We believe the 2020 bonus award payments are evidence of the performance contingent and equity-linked nature of our executive compensation program design at work.

The Named Executive Officers’ cash bonus payments are reported in the non-equity incentive plan compensation column of the “Summary Compensation Table—2018—2020” below and the Bonus Units are reported in the stock awards column of the “Summary Compensation Table—2018—2020” below, and the awards are also reported in the “Grants of Plan-Based Awards—2020” table below.

Long-Term Incentives

Structure and Timing of 2020 Equity Awards.

Structure of 2020 Equity Awards. Since becoming a separate publicly traded company, a key feature of our executive compensation program has been our long-term equity award program. Approximately two-thirds of the grant date value of our annual equity awards has been subject to performance-vesting conditions over a three-year performance period, and all awards are payable in shares of our common stock that may increase or decrease in value during the three-year performance period.

Beginning with the 2017 annual equity awards, the Compensation Committee decided to increase the weighting of the TSR Units so that the TSR Units comprise approximately 70% of the grant date value of the performance-based annual equity awards, with FFO Units making up the remaining approximately 30% of the performance-based annual equity awards. The Compensation Committee determined to increase the weighting of the TSR Units because it believes that the TSR Units are an effective vehicle to motivate our Named Executive Officers to create long-term stockholder value, while at the same time penalizing the executives and requiring forfeitures if they are not able to successfully execute our strategic vision and grow stockholder value at a greater rate than our TSR comparison peer companies listed below.

TSR Units used as the largest component of equity awards granted to the Named Executive Officers in 2020 to motivate achievement of above-median TSR

The table below summarizes the 2020 equity award grants (with FFO Units and TSR Units shown at the target levels and the grant date value based on the amount approved by the Compensation Committee):

2020 Annual Equity Award
Name	Time-Based Units	FFO Units	TSR Units
Richard K. Matros	$1,225,245 83,350 units	$700,146 47,629 units	$1,592,067 84,415 units
Harold W. Andrews, Jr.	$385,081 26,196 units	$220,044 14,969 units	$500,356 26,530 units
Talya Nevo-Hacohen	$385,081 26,196 units	$220,044 14,969 units	$500,356 26,530 units

Mandatory Holding Period and Deferral after Vesting. In 2015, we introduced a holding period requirement for stock units that become vested based on continued employment (“Time-Based Units”), FFO Units and TSR Units granted to the Named Executive Officers. For any Time-Based Units, FFO Units or TSR Units that vest, executives are required to wait a minimum of one year after the vesting date before receiving payment of the underlying vested shares. In 2016, we introduced a deferral feature for the Named Executive Officers’ Time-Based Units, FFO Units and TSR Units, which requires that vested awards be held and will not become payable until the fifth calendar year following the grant date. The only exceptions to the one-year holding requirement are if the executive dies or suffers a disability, or if there is a change in control. Similarly, the only exceptions to the deferral requirement are if the executive dies, suffers a disability or otherwise has a termination of employment, or if there is a change in control after the awards vest. The Compensation Committee believes the one-year holding requirement coupled with the deferral requirement further reinforces the long-term nature of the awards and serves to further align the executives’ interests with those of our long-term stockholders. All of the long-term equity awards granted to the Named Executive Officers during 2020 (but not any Bonus Units) are subject to the same mandatory five-year deferral requirement and one-year post-vesting holding period.

Timing of 2020 Equity Awards. The Compensation Committee determined the total grant date dollar value of each Named Executive Officer’s 2020 equity awards in December 2020. We convert the total grant date dollar value of each executive’s equity award into a number of Time-Based Units, FFO Units and TSR Units using the same accounting value of each award that is used in our financial statements. We utilize this conversion approach so that the grant date award value of each type of award reported in our proxy statement (such as in the “Grants of Plan-Based Awards—2020” table below) is approximately equal to the grant date dollar value of the award that is approved by the Compensation Committee.

We believe that making annual equity awards in the fourth quarter of each calendar year (instead of during the first quarter of each calendar year) better allows us to consider our performance for the year when determining the level of equity awards to be granted for that year, as well as any feedback from stockholders on the say-on-pay proposal for the year.

Time-Based Units: Time-Based Units are included as part of each executive’s annual long-term equity award to provide an equity incentive linked to the value realized by our stockholders that becomes earned based on the executive’s continued employment with us. Time-Based Units made up approximately 35% of the total grant date dollar value of each Named Executive Officer’s 2020 annual equity award. Each executive’s Time-Based Units granted in 2020 become vested in equal annual installments over a period of four years, with installments vesting on December 31 in each of 2021, 2022, 2023 and 2024, with any vested units subject to the one-year post-vesting holding period requirement and deferral feature described above.

FFO Units: FFO Units are included as part of each executive’s long-term equity award to motivate them to execute our multi-year operating plan and increase our long-term FFO performance, which we believe also drives stockholder value creation. As a result of the increased weighting of the TSR Units described above, FFO Units made up approximately 30% of the performance-based annual equity awards and 20% of the total grant date dollar value of each Named Executive Officer’s 2020 annual equity award.

Each executive’s FFO Units granted at the end of 2020 become vested based on our adjusted normalized FFO performance per share for the calendar year 2023 relative to a pre-established objective target for 2023 determined by the Compensation Committee. Adjusted normalized FFO per share is defined for these purposes as (A) our FFO for 2023, adjusted to eliminate the impact of (1) non-recurring items, including without limitation the write-off of deferred financing fees, contingent consideration adjustments, transitional expenses related to the CCP acquisition, non-RIDEA facility operating expenses, write-offs of above/below market rent adjustments, and other similar items as determined by the Compensation Committee, (2) non-cash compensation expense, (3) cash bonuses payable to our officers and employees, (4) transaction costs in connection with investment activity and capital markets activity, (5) any change in accounting policies or practices, (6) any gain or loss on lease or rental income restructurings to the extent included in FFO, (7) loan, preferred equity, direct financing lease, and unconsolidated joint venture investment impairments or loss reserves, and (8) deferred income tax expense, divided by (B) the weighted average number of shares of common stock and common stock equivalents outstanding.

We believe that the adjusted normalized FFO per share target for 2023 is reasonably attainable if we are able to execute on our strategic objectives and achieve future growth. The decision to use the third calendar year in the performance period as the performance measurement year is intended to give the executives a period of time to execute on Sabra’s strategic objectives.

Although our annual incentive awards also become earned based on an FFO-based performance metric, the FFO Units granted in any year will have different adjusted normalized FFO targets than those established under the annual bonus program. While the FFO Units become payable based on our performance relative to the pre-established objective adjusted normalized FFO per share target for the third calendar year following the grant date, the annual incentive awards become payable based on our performance relative to the adjusted normalized FFO per share target for the year in which the awards are granted. For example, the FFO Units granted in the 2020 calendar year become payable based on adjusted normalized FFO performance per share for the 2023 calendar year, and the annual incentive awards granted under the bonus program approved in the 2020 calendar year became payable based on adjusted normalized FFO performance per share for the 2020 calendar year. As a result, we believe that the FFO Units incentivize long-term performance while annual incentive awards incentivize annual performance, and executives are not rewarded twice for achieving the same FFO results because the bonus program has a one-year FFO goal and the FFO Units have a three-year FFO goal.

100% of each executive’s target number of FFO Units will become vested if we achieve the targeted performance level. If we achieve 90.96% (the threshold level) or less of the targeted performance level, 0% of each executive’s target number of FFO Units will become vested, while if we achieve 109.04% or more of the targeted performance level (the maximum level), 200% of each executive’s target number of FFO Units will become vested. Performance up to the targeted performance level will result in between 0% and 100% of each executive’s target number of FFO Units becoming vested, with the percentage becoming vested generally decreasing 11% for each 1% decrease in the targeted performance level achieved (e.g., if we achieve approximately 97% of the targeted performance level, 67% of each executive’s target number of FFO Units will become vested). Performance between the targeted performance level and the maximum level will result in between 100% and 200% of each executive’s target number of FFO Units becoming vested, with the percentage becoming vested generally increasing 11% for each 1% increase in the targeted performance level achieved.

The vesting schedule for the FFO Units can be illustrated graphically as follows:

Any FFO Units that become eligible to vest based on our FFO performance are also subject to a vesting condition based on the executive’s continued employment through the last day of the applicable performance period, with any vested units subject to the one-year post-vesting holding period requirement and deferral feature described above.

TSR Units: In December 2017, the Compensation Committee determined to increase the weighting of the TSR Units because it believes the TSR Units are an effective vehicle to motivate our Named Executive Officers to create long-term stockholder value, while at the same time penalizing the executives and requiring forfeitures if they are not able to successfully execute our strategic vision and grow stockholder value. As a result of the increased weighting of the TSR Units, TSR Units made up approximately 70% of the performance-based annual equity awards and 45% of the total grant date dollar value of each Named Executive Officer’s 2020 annual equity award.

The TSR Units granted in 2020 become vested based on our relative total stockholder return over a three-year performance period consisting of calendar years 2021-2023 measured against the following publicly traded REITs:

Acadia Realty Trust

Alexandria Real Estate Equities, Inc.

Americold Realty Trust

Boston Properties, Inc.

Brandywine Realty Trust

CareTrust REIT, Inc.

CIM Commercial Trust Corporation

City Office REIT, Inc.

Columbia Property Trust, Inc.

Community Healthcare Trust Incorporated

Corporate Office Properties Trust

Cousins Properties Incorporated

Diversified Healthcare Trust

Douglas Emmett, Inc.

Duke Realty Corporation

Easterly Government Properties, Inc.

EastGroup Properties, Inc.

Embassy Office Parks REIT

Global Medical REIT Inc.

Hannon Armstrong Sustainable Infrastructure Capital, Inc.

Healthcare Realty Trust Incorporated

Healthcare Trust of America, Inc.

Healthpeak Properties, Inc.

Highwoods Properties, Inc.

Hudson Pacific Properties, Inc.

Industrial Logistics Properties Trust

Innovative Industrial Properties, Inc.

iStar Inc.

JBG Smith Properties

Kilroy Realty Corporation

Lexington Realty Trust

LTC Properties, Inc.

Mack-Cali Realty Corporation

Office Properties Income Trust

Omega Healthcare Investors, Inc.

Paramount Group, Inc.

Physicians Realty Trust

Piedmont Office Realty Trust, Inc.

Prologis, Inc.

Retail Properties of America, Inc.

Rexford Industrial Realty, Inc.

Seritage Growth Properties

SL Green Realty Corp.

Spirit Realty Capital, Inc.

STAG Industrial, Inc.

STORE Capital Corporation

Sun Communities Inc.

Terreno Realty Corporation

Universal Health Realty Income Trust

Ventas, Inc.

VEREIT, Inc.

EPR Properties Equity Commonwealth First Industrial Realty Trust, Inc. Gaming and Leisure Properties, Inc.	Medical Properties Trust, Inc. MGM Growth Properties LLC Monmouth Real Estate Investment Corporation National Health Investors, Inc. National Retail Properties, Inc. New Senior Investment Group Inc.	Vornado Realty Trust W. P. Carey Inc. Welltower, Inc.

This group of TSR comparison companies includes all publicly traded U.S. based industrial, office and healthcare REITs with market capitalization values above $100,000,000 as of November 30, 2020, as well as those companies included in our 2020 peer group of companies used for compensation comparison purposes, other than VICI Properties Inc. (64 companies in total). Although all of the compensation peers are included in the TSR comparison peer group, the TSR comparison peer group is a different, broader set of companies. The companies in our compensation peer group (26 companies in total in the 2020 peer group of companies) were selected based on their similarity to Sabra, taking into account their respective businesses, revenues, FFO, total assets, market capitalization, enterprise value and the talent pool for which they compete. The Compensation Committee believes that the selection criteria for relative TSR performance comparison can be different than for compensation comparison because REIT sectors are affected by similar economic forces (with REIT size playing a relatively small role in stockholder return), while compensation amounts correlate with each of the REIT sector, Sabra’s size and the talent pool for which Sabra is competing.

100% of each executive’s target number of TSR Units granted in 2020 will become vested if we achieve a total stockholder return percentile ranking at the 55th percentile relative to the applicable TSR peer companies. If our total stockholder return percentile ranking relative to the applicable TSR peer companies is less than the 25th percentile (the threshold level), 0% of each executive’s target number of TSR Units will become vested, while if we achieve a total stockholder return percentile ranking relative to the applicable TSR peer companies at or above the 80th percentile (the maximum level), 200% of each executive’s target number of TSR Units will become vested. Performance up to the maximum level will result in between 0% and 200% of each executive’s target number of TSR Units becoming vested, with the vesting schedule having a 2-1 percentage reduction for performance below the 50th percentile performance and a 4-1 percentage increase for above-target performance to provide additional upside leverage to incentivize the executives to exceed the 55th percentile target level. If we achieve a negative absolute total stockholder return over the performance period, the maximum percentage of each executive’s target number of TSR Units eligible to become vested is in all events capped at 100%, in recognition that in such event, while our total stockholder return may have exceeded that of our peers, our stockholders would not have realized a positive total stockholder return on an absolute basis for this period.

The vesting schedule for the TSR Units can be illustrated graphically as follows:

Like the FFO Units, any TSR Units becoming eligible to vest based on our relative total stockholder return performance are also subject to a vesting condition based on the executive’s continued employment through the last day of the applicable performance period, with any vested units subject to the one-year post-vesting holding period requirement and deferral feature described above.

Dividend Equivalents: Time-Based Units, FFO Units and TSR Units granted under our long-term equity award program entitle the executive to receive an additional credit of stock units having a value equal to the amount of the ordinary cash dividends paid on the shares of common stock underlying the award (i.e., dividend equivalents are reinvested in additional units). Any additional stock units credited as a dividend equivalent payment will not be paid unless they vest and are subject to the same vesting requirements as the stock unit awards to which they relate (including the applicable performance conditions).

Clawback: Time-Based Units, FFO Units and TSR Units granted under our long-term equity award program are each subject to the terms of our clawback policy described below.

Payouts of Previously Granted Performance-Based Awards. The performance period applicable to certain previously granted awards of TSR Units and FFO Units ended on December 31, 2020.

2018-2020 TSR Units. For the 2018-2020 TSR Unit performance period, we achieved a total stockholder return ranking equal to the 66.67th percentile. As a result of our three-year relative total stockholder return over this period, our Named Executive Officers earned an above target payout of their TSR Units for this performance period and earned approximately 147% of their target number of TSR Units for this period (including 147% of the target number of TSR Units subject to the special award of TSR Units that was granted to each Named Executive Officer in relation to the CCP transaction). We believe this TSR Unit payout is evidence of the performance contingent nature of our executive compensation program design at work. This is the first time in four years that the Named Executive Officers’ TSR Units have paid out at or above target, and we believe the Named Executive Officers earned this TSR Unit payout based on our strong relative total stockholder return performance during the performance period.

2018-2020 FFO Units. For the 2018-2020 FFO Unit performance period, the target adjusted normalized FFO per share amount was set at $2.53 per share for the 2020 calendar year. Adjusted normalized FFO per share is defined for these purposes substantially the same as described above in the discussion of our 2020 FFO Units.

We achieved adjusted normalized FFO per share of approximately $1.817 per share. This was below the threshold amount for the 2018-2020 FFO Unit award, thus the award was forfeited in full.

Our Compensation Committee determined not to make any adjustments to the original 2020 FFO per share target for the impacts of the COVID-19 pandemic, as it decided that it was important that performance be measured based on the original target.

The grant-date fair value of the Time-Based Units, FFO Units and TSR Units granted to the Named Executive Officers in 2020 as determined under the accounting principles used in our financial reporting are reported in the “Summary Compensation Table—2018—2020” and the “Grants of Plan-Based Awards—2020” tables below.

Severance Benefits

We believe that severance protections, particularly in the context of the uncertainty surrounding any potential change in control transaction, play a valuable role in attracting and retaining quality executive officers. We provide severance protections to each of the Named Executive Officers under their employment agreements.

As described in more detail below under the heading “Potential Payments Upon Termination or Change in Control,” each of the Named Executive Officers would be entitled to severance benefits in the event of a termination of employment by us without “good cause” or by the executive for “good reason” (as those terms are defined in each executive’s employment agreement). The severance benefits for Mr. Matros are based on a 2.25x multiple, while the severance benefits for Mr. Andrews and Ms. Nevo-Hacohen are based on a 1.5x multiple. We do not believe that the Named Executive Officers should be entitled to receive their cash severance benefits merely because a change in control transaction occurs, and a change in control does not, in and of itself, entitle any Named Executive Officer to receive severance benefits (i.e., these severance benefits are “double-trigger” benefits). The amount of severance benefits for Mr. Andrews and Ms. Nevo-Hacohen will increase and be based on a 2x multiple in connection with a qualifying termination in connection with or following a change in control. The severance benefit multiple for Mr. Matros will not increase for a qualifying termination in connection with or following a change in control. No Named Executive Officer is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances.

The terms of Time-Based Units, FFO Units and TSR Units each provide for accelerated vesting in connection with certain terminations of the Named Executive Officers’ employment with us, including a termination due to death, disability or a termination by us without good cause or by the executive for good reason but in general only if such termination occurs in connection with or following a change in control. Please see the “Potential Payments Upon Termination or Change in Control” section below for a discussion of the termination of employment-based vesting provisions of these equity awards.

Stock Ownership Policy Applicable to Executive Officers

We believe that in order to align the interests of our executive officers with those of our stockholders, executive officers should have direct ownership in shares of our common stock. Accordingly, our Board of Directors has adopted a Stock Ownership Policy. Our Stock Ownership Policy requires our Chief Executive Officer to own shares of our common stock having a value equal to at least ten times his annual base salary and each of our other executive officers to own shares of our common stock having a value equal to at least five times the executive’s annual base salary. Shares subject to stock options and unvested stock unit awards are not considered owned by the executive for purposes of the policy. The executive officers are required to be in compliance with the required ownership level within four years from the date such person is first appointed as an executive officer and are required to retain 50% of the net after-tax shares received in respect of equity awards until they are in compliance. Each of the Named Executive Officers is currently in compliance with the required ownership levels.

Robust stock ownership requirements (10x for CEO and 5x for other executives) align executive interests with stockholders

Clawback Policy

Our Board of Directors has adopted a compensation recoupment policy whereby in the event of a material restatement of Sabra’s financial results (whether due to mistake, fraud or other misconduct, or any other material noncompliance with applicable financial reporting requirements), the Compensation Committee is required to review our cash and equity incentive compensation awards and may, if it determines appropriate after considering all relevant facts and circumstances, require the reimbursement of the incremental incentive compensation that an executive officer received as a result of the incorrect financial results. Time-Based Units, FFO Units, TSR Units and payouts under our bonus program are each subject to the terms of this clawback policy.

Policy with Respect to Section 162(m)

Section 162(m) of the Code generally prohibits a publicly-held company from deducting compensation paid to a current or former Named Executive Officer that exceeds $1.0 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1.0 million deductibility limit.

As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of Sabra and our stockholders, including awarding compensation that may not be deductible for tax purposes. Because we are taxed as a REIT, Section 162(m) considerations are not as significant for us as for other publicly-traded companies that are not taxed as REITs. There can be no assurance that any compensation will in fact be deductible as a result of the limitations under Section 162(m).

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Jeffrey A. Malehorn (Chair)

Craig A. Barbarosh

Lynne S. Katzmann

Milton J. Walters

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by Sabra (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent Sabra specifically incorporates such report by reference therein.

Compensation Committee Interlocks and Insider Participation

Messrs. Ettl, Malehorn, Barbarosh and Walters and Ms. Katzmann each served as members of the Compensation Committee during 2020. No member of the Compensation Committee is a past or present officer or employee of Sabra or had any relationship with us requiring disclosure under SEC rules requiring disclosure of certain transactions with related persons. In addition, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officer of which served as a director or member of the Compensation Committee during 2020.

Summary Compensation Table—2018—2020

The following table provides information on the compensation of the Named Executive Officers for 2020, 2019 and 2018. Because only three individuals served as our executive officers during 2020, we have only three Named Executive Officers for 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compen- sation ($)(2)	Total ($)
Richard K. Matros Chairman, President & Chief Executive Officer	2020 2019 2018	925,000 900,000 850,000	— — —	3,517,458 4,843,968 3,825,510	— — —	1,012,875 — —	— — —	5,455,333 5,743,968 4,675,510

Harold W. Andrews, Jr. Executive Vice President, Chief Financial Officer & Secretary	2020 2019 2018	575,000 550,000 500,000	— — —	1,306,750 1,810,378 1,499,778	— — —	251,850 — —	11,400 11,200 11,000	2,145,000 2,371,578 2,010,778

Talya Nevo-Hacohen Executive Vice President, Chief Investment Officer & Treasurer	2020 2019 2018	575,000 550,000 500,000	— — —	1,508,034 1,810,378 1,499,778	— — —	— — —	11,400 11,200 11,000	2,094,434 2,371,578 2,010,778

(1)

Annual Equity Awards. The amounts reported for 2020 include the aggregate grant date fair value of the Time-Based Units, the FFO Units and the TSR Units granted to the Named Executive Officers during 2020.

The aggregate grant date fair value of these awards was computed in accordance with FASB ASC Topic 718, and excludes the effects of estimated forfeitures. The reported award values have been determined using the assumptions described in Note 12 to the Consolidated Financial Statements included in Sabra’s 2020 Annual Report. The FFO Units are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the FFO Units as follows: Mr. Matros ($700,146); Mr. Andrews ($220,044); and Ms. Nevo-Hacohen ($220,044). If we achieve the highest level of performance under the FFO Units, the grant date fair value for the FFO Units would increase to the following amounts: Mr. Matros ($1,400,293); Mr. Andrews ($440,089); and Ms. Nevo-Hacohen ($440,089).

2020 Bonus Units. The amounts reported for 2020 also include the aggregate grant date fair value of the Bonus Units granted to Mr. Andrews and Ms. Nevo-Hacohen under our 2020 annual bonus program pursuant to an election by the Named Executive Officer to receive all or a portion of his or her annual bonus in the form of an equity award rather than in the form of a cash payment.

The aggregate grant date fair value of the Bonus Units was computed in accordance with FASB ASC Topic 718 and excludes the effects of estimated forfeitures. The reported award values have been determined using the assumptions described in Note 12 to the Consolidated Financial Statements included in Sabra’s 2020 Annual Report. The Bonus Units are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the Bonus Units as follows: Mr. Andrews ($201,269) and Ms. Nevo-Hacohen ($402,553). If we had achieved the highest level of performance under the Bonus Units, the grant date fair value for the Bonus Units would have increased to the following amounts: Mr. Andrews ($402,538) and Ms. Nevo-Hacohen ($805,106).

Please see “—Compensation Discussion and Analysis—Material Elements of Compensation” above for a discussion of the components of our 2020 equity awards and how these awards were determined.

(2)	Amount reported for 2020 represents 401(k) plan matching contributions.

Description of Employment Agreements—Salary and Incentive Bonus Payments

At the end of 2019, we entered into new employment agreements with each of the Named Executive Officers. Each executive’s agreement has an initial three-year term. The initial term is extended for a new three-year term on each anniversary of the effective date, unless either party provides 60 days’ notice prior to the applicable anniversary of the effective date, in which case the agreement will terminate on the anniversary of the effective date occurring in the second year following the year in which such notice was provided. Each agreement is also subject to earlier termination in connection with an executive’s termination of employment.

Each executive’s employment agreement provides for an initial annual base salary to the executive that is subject to annual merit increases. Each executive’s agreement entitles the executive to an annual incentive bonus pursuant to the terms of our executive bonus plan, which for 2020 was our 2020 bonus program described above in “—Compensation Discussion and Analysis—Material Elements of Compensation—2020 Annual Incentive Compensation.” Each executive’s agreement also provides that the executive is entitled to participate in our usual benefit programs for our senior executives, to accrue paid time off in accordance with our policy for senior executives and to be reimbursed for the executive’s business expenses.

Grants of Plan-Based Awards—2020

The following table sets forth certain information concerning the cash bonus opportunities, Bonus Units, Time-Based Units, FFO Units and TSR Units that were granted to the Named Executive Officers during 2020. All of these awards were granted under our 2009 Performance Incentive Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard K. Matros
Cash Bonus		—	1,156,250	2,312,500	—	—	—	—	—
Time-Based Units	12/24/2020	—	—	—	—	—	—	83,350	1,225,245
FFO Units	12/24/2020	—	—	—	15,717	47,629	95,258	—	700,146
TSR Units	12/24/2020	—	—	—	37,986	84,415	168,830	—	1,592,067
Harold W. Andrews, Jr.
Cash Bonus/ Bonus Units	7/29/2020	—	287,500	575,000	—	13,409	26,819	—	201,269
Time-Based Units	12/24/2020	—	—	—	—	—	—	26,196	385,081
FFO Units	12/24/2020	—	—	—	4,939	14,969	29,938	—	220,044
TSR Units	12/24/2020	—	—	—	11,938	26,530	53,060	—	500,356
Talya Nevo-Hacohen
Bonus Units	7/29/2020	—	—	—	—	26,819	53,638	—	402,553
Time-Based Units	12/24/2020	—	—	—	—	—	—	26,196	385,081
FFO Units	12/24/2020	—	—	—	4,939	14,969	29,938	—	220,044
TSR Units	12/24/2020	—	—	—	11,938	26,530	53,060	—	500,356

(1)

For all equity awards reported above, amounts reported reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718 based on the assumptions and methodologies referenced in footnote (1) of the “Summary Compensation Table—2018—2020,” and, in the case of the Bonus Units and FFO Units, the probable outcome of the applicable performance conditions. The amounts reported for these awards do not reflect whether the Named Executive Officer has actually realized or will realize a financial benefit from the awards (such as by vesting in an award).

Description of Annual Incentive Compensation Opportunity

During 2020, we granted each Named Executive Officer an annual incentive bonus opportunity and each Named Executive Officer elected before the start of 2020 whether to receive such bonus in the form of cash or as Bonus Units, or in a combination of cash and Bonus Units. Our annual incentive bonus plan is described in more detail above in “—Compensation Discussion and Analysis—Material Elements of Compensation—2020 Annual Incentive Compensation Opportunity.”

Description of Equity Awards

During 2020, we granted each Named Executive Officer annual equity awards in the form of Time-Based Units, FFO Units and TSR Units, and certain Named Executive Officers also elected to receive Bonus Units. Each stock unit subject to an award of Bonus Units, Time-Based Units, FFO Units and TSR Units represents the contractual right to receive one share of Sabra’s common stock. All of these awards were granted under, and are subject to the terms of, our 2009 Performance Incentive Plan. Certain of the terms of these awards are briefly described above in “—Compensation Discussion and Analysis—Material Elements of Compensation—Long-Term Incentives” and “—Compensation Discussion and Analysis—Material Elements of Compensation—2020 Annual Incentive Compensation Opportunity.”

Outstanding Equity Awards at End of 2020

The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officers as of December 31, 2020, including the vesting dates for the portions of these awards that had not vested as of that date. As described under “—Compensation Discussion and Analysis” above, these awards are also subject to a mandatory five-year deferral and one-year post-vesting holding period. For outstanding stock units that are entitled to receive dividend equivalents that are reinvested in an additional number of units that are subject to the same vesting requirements (including the applicable performance conditions) as the underlying units, the amounts reported include the additional units credited in respect of dividend equivalents as of December 31, 2020.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Richard K. Matros	21,397	(2)	371,666	16,055	(6)	278,875
	42,565	(3)	739,354	188,980	(7)	3,282,583
	50,320	(4)	874,058	12,651	(8)	219,748
	83,350	(5)	1,447,790	156,160	(9)	2,712,499
				15,717	(10)	273,004
				168,830	(11)	2,932,577

Totals	197,632		3,432,868	558,393		9,699,286

Harold W. Andrews, Jr.	9,507	(2)	165,137	5,886	(6)	102,240
	15,605	(3)	271,059	69,292	(7)	1,203,602
	16,279	(4)	282,766	4,092	(8)	71,078
	26,196	(5)	455,025	50,520	(9)	877,532
				4,939	(10)	85,790
				53,060	(11)	921,652

Totals	67,587		1,173,987	187,789		3,261,894

Talya Nevo-Hacohen	9,507	(2)	165,137	5,886	(6)	102,240
	15,605	(3)	271,059	69,292	(7)	1,203,602
	16,279	(4)	282,766	4,092	(8)	71,078
	26,196	(5)	455,025	50,520	(9)	877,532
				4,939	(10)	85,790
				53,060	(11)	921,652

Totals	67,587		1,173,987	187,789		3,261,894

(1)

The dollar amounts shown are determined by multiplying the number of shares or units reported by the closing price of our common stock of $17.37 on December 31, 2020, which was the last trading day in 2020.

(2)	Represents Time-Based Units that are scheduled to vest on December 31, 2021.
(3)	Represents Time-Based Units that are scheduled to vest in substantially equal installments on December 31, 2021 and December 31, 2022.
(4)	Represents Time-Based Units that are scheduled to vest in substantially equal installments on December 31, 2021, December 31, 2022 and December 31, 2023.
(5)	Represents Time-Based Units that are scheduled to vest in substantially equal installments on December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024.

(6)	Represents FFO Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on December 31, 2021. Amount shown is the threshold vesting level.
(7)	Represents TSR Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on December 31, 2021. Amount shown is the maximum vesting level.
(8)	Represents FFO Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on December 31, 2022. Amount shown is the threshold vesting level.
(9)	Represents TSR Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on December 31, 2022. Amount shown is the maximum vesting level.
(10)	Represents FFO Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on December 31, 2023. Amount shown is the threshold vesting level.
(11)	Represents TSR Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on December 31, 2023. Amount shown is the maximum vesting level.

Stock Vested—2020

The following table provides information concerning shares of our common stock acquired by the Named Executive Officers upon the vesting of stock awards during the 2020 calendar year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)
Richard K. Matros	246,538	4,326,353
Harold W. Andrews, Jr.	130,008	2,278,581
Talya Nevo-Hacohen	142,770	2,500,264

(1)	The dollar amounts are determined by multiplying the number of shares subject to the stock award that vested by the per-share closing price of our common stock on the vesting date.
(2)

Includes the following amounts relating to stock awards that vested but the payment of which was deferred pursuant to the mandatory five-year deferral feature on the Named Executive Officers’ long-term equity awards described under “—Compensation Discussion and Analysis” above: Mr. Matros, $3,671,497; Mr. Andrews, $1,536,330; and Ms. Nevo-Hacohen, $1,314,646.

Nonqualified Deferred Compensation Table—2020

The following table provides information concerning stock units granted to the Named Executive Officers that are vested but have not yet converted to shares of Sabra common stock in accordance with the terms of the award. The stock units included in the following table remain subject to the mandatory five-year deferral, as described under “—Compensation Discussion and Analysis” above.

Name		Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
Richard K. Matros	Stock Units	4,647,674	—	(122,823)	(86,201)	8,427,615
Harold W. Andrews, Jr.	Stock Units	630,818	—	(51,386)	(39,150)	2,308,339
Talya Nevo-Hacohen	Stock Units	630,818	—	(51,386)	(39,150)	2,308,339

(1)

Stock unit contributions represent the portion of the stock units granted to the Named Executive Officers that vested in 2020 but that remained subject to the mandatory five-year deferral. The amounts included in this column have previously been reported in the Summary Compensation Table.

(2)

Represents (i) the amount of the dividend equivalents in the form of additional stock units credited in 2020 with respect to the award (which are paid to the award holder at the time that the underlying award converts to shares, subject to the same cancellation provisions as the underlying award) and (ii) the change in the closing price of our common stock on December 31, 2020 compared to December 31, 2019. The amounts included in this column have not previously been reported in the Summary Compensation Table because the earnings are not preferential.
(3)

Stock unit withdrawals/distributions represent the portion of the stock units granted to the Named Executive Officers that had vested and were distributed to the Named Executive Officers upon satisfaction of the mandatory five-year deferral.

(4)	Represents the number of vested stock units held by the Named Executive Officer on December 31, 2020 multiplied by the closing price of our common stock on December 31, 2020.

Potential Payments Upon Termination or Change in Control

The following section describes the benefits that may become payable to the Named Executive Officers in connection with a termination of their employment with us and/or a change in control of Sabra. These benefits are generally provided under the Named Executive Officers’ employment agreements or under the terms governing outstanding equity-based awards. For each Named Executive Officer, payment of the severance benefits provided for under his or her employment agreement is conditioned upon the executive’s execution and delivery of (and not revoking) a general release in favor of us. All of the benefits described below would be provided by us. Please see “—Compensation Discussion and Analysis” above for a discussion of how the level of these benefits was determined.

Severance Benefits—Employment Agreements. In the event that a Named Executive Officer’s employment is terminated by us without “good cause” or by the executive for “good reason” (as those terms are defined in each executive’s employment agreement), each executive will be entitled to receive the following benefits under his or her employment agreement:

•

a lump sum cash severance payment equal to his or her annual base salary then in effect plus his or her average bonus actually earned (which includes the value of Bonus Units on the vesting date) for the prior three calendar years multiplied by a severance multiplier (equal to 2.25 for Mr. Matros and 1.5 for each of Mr. Andrews and Ms. Nevo-Hacohen);

•	any accrued and unpaid bonus for any prior fiscal year;

•

a prorated bonus payment for the year in which the termination occurs based on actual performance, with any bonus earned becoming payable within seventy-four days after the completion of the year in which the executive’s termination occurs; and

•

continued coverage for the executive and his or her family members under our health plans or, at the executive’s option, a monthly cash payment equal to the applicable COBRA premium for such continued coverage, for up to 24 months for Mr. Matros and up to 18 months for each of Mr. Andrews and Ms. Nevo-Hacohen.

Under the employment agreements, if a Named Executive Officer’s employment is terminated by us without good cause or by the executive for good reason on or within two years following a change in control of Sabra (including a termination by us without good cause that occurs up to six months prior to a change in control at the request of the party seeking to effect the change in control), each executive will be entitled to receive the following benefits under his or her employment agreement in lieu of the benefits described above:

•

a lump sum cash severance payment equal to his or her annual base salary plus his or her average bonus actually earned (which includes the value of Bonus Units on the vesting date) for the prior three calendar years multiplied by a severance multiplier (equal to 2.25 for Mr. Matros and two for each of Mr. Andrews and Ms. Nevo-Hacohen);

•	any accrued and unpaid bonus for any prior fiscal year;

•	a prorated target bonus payment for the year in which the termination occurs calculated assuming we achieve 100% of the applicable financial performance target(s), with any bonus earned becoming payable within seventy-four days after the completion of the year in which the executive’s termination occurs; and

•

continued coverage for the executive and his or her family members under our health plans or, at the executive’s option, a monthly cash payment equal to the applicable COBRA premium for such continued coverage, for up to 24 months.

However, the benefits described above may be limited—if any payments under an executive’s employment agreement or otherwise trigger the excise tax imposed by Section 4999 of the Code, payments to the executive will be reduced as provided in the agreement to a level that does not trigger the excise tax if the total after tax-benefit of such reduction exceeds the total after tax-benefit if such reduction is not made.

If a Named Executive Officer’s employment terminates due to his or her death or disability, the executive will be paid any accrued and unpaid bonus for any prior fiscal year, and a prorated bonus payment for the year in which the termination occurs.

Restrictive Covenants. The employment agreements with the Named Executive Officers include each executive’s agreement that he or she will not disclose any of our confidential information at any time during or after employment. In addition, each executive has agreed that, for a period of 18 months following a termination of employment for Mr. Matros and for a period of one year following a termination of employment for each of Mr. Andrews and Ms. Nevo-Hacohen, he or she will not solicit our employees or customers or materially interfere with any of our business relationships. Each agreement also includes mutual non-disparagement covenants by the Named Executive Officer and us. If a Named Executive Officer breaches any of these restrictive covenants, we may generally cease further payment of the executive’s severance benefits and recover any severance benefits that were paid to the executive before the breach.

Accelerated Vesting – Equity Awards. Outstanding equity awards granted to the Named Executive Officers under our 2009 Performance Incentive Plan will be subject to accelerated vesting in connection with certain types of terminations of employment, as described below:

•

Time-Based Units. If an executive’s employment terminates due to death or disability, or as a result of a termination by us without good cause or by the executive for good reason within 30 days prior to or 18 months after a change in control of Sabra, any unvested Time-Based Units and other stock-units granted by Sabra that vest based on continued employment will become fully vested. In addition to becoming vested in connection with a termination of employment by us without good cause or by the executive for good reason related to a change in control, the Time-Based Units granted in 2017 will also become fully vested upon such an involuntary termination prior to a change in control.

•

FFO Units. If an executive’s employment terminates due to death or disability, or as a result of a termination by us without good cause or by the executive for good reason within 30 days prior to or 18 months after a change in control of Sabra, the executive’s target number of FFO Units will become fully vested.

•

TSR Units. If an executive’s employment terminates due to death or disability, the executive’s target number of TSR Units will become fully vested. If an executive’s employment terminates as a result of a termination by us without good cause or by the executive for good reason within 30 days prior to or 18 months after a change in control of Sabra, then any TSR Units earned based on actual performance will become fully vested.

The following table provides information concerning the potential termination or change in control payments that would be made to each Named Executive Officer under the circumstances described above. As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payments to the Named Executive Officers, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control) occurred on December 31, 2020. In the following table, we use the term “involuntary termination” to refer to a termination by us without good cause or by the executive for good reason.

	Cash Severance ($)(1)	Equity Acceleration Value ($)(2)(3)	Health Benefits ($)	Total ($)(4)
Richard K. Matros
Death or Disability	—	13,634,912	—	13,634,912
Involuntary Termination	4,903,949	371,666	70,587	5,346,202
Involuntary Termination in Connection with Change in Control	4,903,949	13,634,912	70,587	18,609,448

Harold W. Andrews, Jr.
Death or Disability	—	5,164,205	—	5,164,205
Involuntary Termination	1,762,491	165,137	56,052	1,983,680
Involuntary Termination in Connection with Change in Control	2,349,988	5,164,205	74,736	7,588,929

Talya Nevo-Hacohen
Death or Disability	—	5,164,205	—	5,164,205
Involuntary Termination	1,748,360	165,137	49,037	1,962,534
Involuntary Termination in Connection with Change in Control	2,331,146	5,164,205	65,383	7,560,734

(1)

None of the Named Executive Officers would have been entitled to an additional pro-rated bonus payment from us for a termination of employment occurring at the end of the 2020 calendar year, so the pro-rated bonus-based severance provisions contained in each executive’s employment agreement would not result in any additional severance amounts for a termination occurring at year end.

(2)	Based upon the closing price of our common stock ($17.37) on December 31, 2020, which was the last trading day in 2020.
(3)

For TSR Units, we have assumed that the target number of units would become vested in connection with a change in control, although the actual number of TSR Units that would become vested in connection with a change in control is based on actual performance, and could be higher or lower than the target number of units.

(4)

We have assumed that no Named Executive Officer’s severance benefits would be “cut back” under his or her employment agreement in order to obtain the greatest after tax-benefit after giving effect to the excise tax imposed under Section 4999 of the Code. The actual severance benefits payable to the Named Executive Officers may be less than the amounts reported above as a result of the application of this “cut-back.”

Pay Ratio Disclosure

Pursuant to the Exchange Act, we are required to disclose in this Proxy Statement the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees (excluding our Chief Executive Officer). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our Chief Executive Officer’s total compensation for 2020 was $5,455,333, and the median of the total 2020 compensation of all of our employees (excluding our Chief Executive Officer) was $204,370. Accordingly, we estimate the ratio of our Chief Executive Officer’s total compensation for 2020 to the median of the total 2020 compensation of all of our employees (excluding our Chief Executive Officer) to be 26.7 to 1.

We identified the median employee by taking into account the total gross wages as reported on Form W-2 paid in 2020 to all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2020. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments or estimates with respect to their total gross wages for 2020, although we did annualize the compensation for any permanent employees who were not employed by us for all of 2020. We believe total gross wages for all employees is an appropriate measure.

Once the median employee was identified as described above, that employee’s annual total compensation for 2020 was determined using the same rules that apply to reporting the compensation of our Named Executive Officers (including our Chief Executive Officer) in the “Total” column of the “Summary Compensation Table—2018—2020” above. The total compensation amounts included in the first paragraph of this pay ratio disclosure were determined based on that methodology.

We believe that the pay ratio disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio disclosure may not be comparable to the pay ratio reported by other REITs or other public companies.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for Sabra’s equity compensation plan, the number of shares of common stock subject to outstanding awards and the number of shares remaining available for future award grants as of December 31, 2020. Sabra’s equity compensation plan is the 2009 Performance Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,000,696	(1)(2)	N/A	8,289,115	(3)
Equity compensation plans not approved by security holders	—		—	—

Totals	3,000,696		N/A	8,289,115

(1)	All of these shares were subject to outstanding stock unit awards under the 2009 Performance Incentive Plan.
(2)	Reflects the maximum number of shares potentially issuable in connection with awards subject to performance-based vesting conditions.
(3)

Of the aggregate number of shares that remained available for future issuance, all were available under the 2009 Performance Incentive Plan and may be used for any type of award authorized under the 2009 Performance Incentive Plan, including stock options, stock units, restricted stock and stock bonuses.

TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors has adopted a written Related Person Transaction Policy. The purpose of this policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (x) Sabra was, is or will be a participant, (y) the aggregate amount involved exceeds $120,000 and (z) a related person has or will have a direct or indirect interest. For purposes of this policy, a related person is (i) any person who is, or at any time since the beginning of Sabra’s last fiscal year was, an executive officer, director or director nominee of Sabra, (ii) any person who is known to be the beneficial owner of more than 5% of Sabra’s common stock, (iii) any immediate family member of any of the foregoing persons, or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which all the related persons, in the aggregate, have a 10% or greater beneficial interest.

Under this policy, Sabra’s Audit Committee is responsible for reviewing and approving or ratifying each related person transaction or proposed transaction; provided, however, that if the transaction falls within one of certain specified pre-approved categories, it shall not require review by the Audit Committee and shall be deemed to have been pre-approved by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee is required to consider all relevant facts and circumstances of the related person transaction available to the Audit Committee and to approve only those related person transactions that are in, or not inconsistent with, the best interests of Sabra and its stockholders, as the Audit Committee determines in good faith. No member of the Audit Committee is permitted to participate in any consideration of a related person transaction with respect to which that member or any of his or her immediate family is a related person.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of our equity securities. To our knowledge, based solely on our review of Forms 3, 4 and 5 reports, including any amendments thereto, electronically filed with the SEC during or with respect to 2020 and written responses to annual directors’ and officers’ questionnaires that no other reports were required, all Section 16(a) reports required to be filed during 2020 were timely filed, with the exception of a Form 4 filed by Mr. Ettl to report the sale of shares of our common stock on March 6, 2020.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of Messrs. Barbarosh, Foster, Geary, Malehorn and Walters. All members of the Audit Committee are independent directors who satisfy the requirements of Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1)(i) thereunder and the Nasdaq rules. The Audit Committee held five meetings during 2020. The Audit Committee assists the Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the written charter of the Audit Committee, a copy of which is available in the Investors—Corporate Governance section of our website at www.sabrahealth.com. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.

In the performance of its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2020 with management and with our independent registered public accounting firm. In addition, the Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our 2020 Annual Report filed with the SEC.

Audit Committee of the Board of Directors

Craig A. Barbarosh (Chair)

Michael J. Foster

Ronald G. Geary

Jeffrey A. Malehorn

Milton J. Walters

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by Sabra (including any future filings) under the Securities Act or the Exchange Act, except to the extent Sabra specifically incorporates such report by reference therein.

AUDIT INFORMATION

Fees Paid to Independent Registered Public Accounting Firm

The table below shows the aggregate fees for services rendered by PwC for the fiscal years ended December 31, 2020 and December 31, 2019. PwC has served as Sabra’s independent registered public accounting firm since December 16, 2010.

Description of Professional Service	2020	2019
Audit Fees – professional services rendered for the audit of Sabra’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly filings and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements	$1,175,650	$1,296,559
Audit-Related Fees – assurance and related services that are reasonably related to the performance of the audit or review of Sabra’s consolidated financial statements	—	—
Tax Fees – professional services rendered for tax compliance, tax advice and tax planning (1)	452,292	526,267
All Other Fees – products and services other than those reported as “Audit Fees,” “Audited-Related Fees” or “Tax Fees”	—	—

Total	$1,627,942	$1,822,826

(1)

Tax fees in 2020 and 2019 consisted of acquisition related tax due diligence and structuring, general tax planning and restructuring, consulting regarding REIT status and qualification, state and local planning and consultations, other tax consultations and also included review of private letter ruling implementations and requests.

Audit Committee Pre-Approval Policies and Procedures

Under its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The Audit Committee is authorized to delegate the pre-approval of permitted non-audit services to one or more of its members and, pursuant to this authority, the Audit Committee has authorized the Chairman of the Audit Committee, Mr. Barbarosh, to pre-approve interim requests for non-audit services, provided that any decisions to pre-approve any non-audit services must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all of the non-audit services provided by PwC in 2020 and 2019.

ELECTION OF DIRECTORS

(Proposal No. 1)

Nominees for Election

The Board of Directors currently consists of eleven members. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated Craig A. Barbarosh, Katie Cusack, Michael J. Foster, Ronald G. Geary, Lynne S. Katzmann, Ann Kono, Raymond J. Lewis, Jeffrey A. Malehorn, Richard K. Matros, Clifton J. Porter II and Milton J. Walters for election to the Board. All of our director nominees are currently directors of Sabra. Information about each of our director nominees, including biographical summaries of their experience and qualifications, can be found in this Proxy Statement under the caption “Board of Directors and Executive Officers—Directors of the Company.”

In recommending director nominees for selection by the Board, the Nominating and Governance Committee considers a number of factors, which are described in more detail above under “Corporate Governance—Director Nomination Process.” In considering these factors, the Nominating and Governance Committee and the Board consider the fit of each individual’s skills with those of other directors to build a board of directors that is effective, collegial and responsive to the needs of our company.

Each of the nominees for election has consented to be named in this Proxy Statement and to serve as a director if elected. If any nominee becomes unable or unwilling for good cause to serve as a director for any reason (which is not anticipated), your proxy may be voted for such other person or persons as may be determined by the holders of such proxies or for the balance of the nominees, leaving a vacancy, unless our Board of Directors chooses to reduce the number of directors serving on the Board of Directors. Each of the directors who are elected will serve until the next annual meeting of stockholders and until his successor is elected and qualified.

Majority Voting Standard

Our Bylaws provide for a majority voting standard for the election of directors. Under this majority voting standard, once a quorum has been established, each director nominee receiving a majority of the votes cast with respect to his or her election (that is, the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee) will be elected as a director. The majority voting standard does not apply, however, in a contested election where the number of director nominees exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the meeting, will be elected.

In the case of an uncontested election where the number of director nominees does not exceed the number of directors to be elected, if a nominee who is then serving as a director is not elected at the meeting by the requisite majority of the votes cast, under Maryland law, the director would continue to serve on the Board of Directors as a “holdover director.” To address this holdover issue, as required by our Bylaws, each director has submitted an irrevocable letter of resignation that becomes effective if the director is not elected by stockholders and the Board of Directors accepts the resignation. If a director is not elected, the Nominating and Governance Committee will consider the facts and circumstances relating to the election and the resignation and recommend to the Board of Directors, within 60 days following certification of the election results, whether the resignation should be accepted or rejected or whether other action should be taken. The Board of Directors must decide whether to accept or reject the resignation within 90 days following certification of the election results, taking into account the recommendation of the Nominating and Governance Committee, and shall publicly disclose its decision. A nominee who was not already serving as a director and is not elected at the meeting by a majority of the votes cast with respect to such director’s election will not be elected to our Board of Directors.

The election of directors at the Annual Meeting is not contested. Therefore, in accordance with the majority voting standard, director nominees will be elected at the Annual Meeting by a majority of the votes cast. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.

Recommendation of the Board

Our Board of Directors recommends that you vote FOR each of the eleven nominees for director.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

The Audit Committee has appointed PwC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. We are not required by our Bylaws or applicable law to submit the appointment of PwC for stockholder approval. However, as a matter of good corporate governance, the Board of Directors has chosen to submit the Audit Committee’s appointment of PwC as our independent registered public accounting firm to stockholders for ratification. If stockholders do not ratify the appointment of PwC, the Audit Committee will consider the appointment of another independent registered public accounting firm. In addition, even if stockholders ratify the Audit Committee’s selection, the Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of Sabra and its stockholders.

Additional information about PwC, including the fees we paid to PwC in 2020 and 2019, can be found in this Proxy Statement under the caption “Audit Information.” The report of the Audit Committee included in this Proxy Statement under the caption “Audit Committee Report” also contains information about the role of PwC with respect to the audit of our annual financial statements.

A representative of PwC is expected to attend the virtual Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.

Recommendation of the Board

Our Board of Directors recommends that you vote FOR ratification of the appointment of PwC as Sabra’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

(Proposal No. 3)

Sabra is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).

As described above in this Proxy Statement, in 2020, Sabra focused on managing the impacts of the COVID-19 pandemic on our business and worked to ensure the health and safety of our operators, while at the same time we remained focused on maintaining the strength of our balance sheet so that we remain poised for future growth and have adequate dividend coverage.

The Compensation Committee continues to believe that the executive compensation program objective is to reward our executives for successfully creating long-term stockholder value by executing on our strategic plan, while at the same time penalizing our executives and requiring forfeiture of compensation if they are not able to successfully execute our strategic plan and grow stockholder value.

As described in our Compensation Discussion and Analysis, the Compensation Committee took several actions in 2020 to incentivize the Named Executive Officers to create long-term stockholder value. We urge stockholders to consider the Summary of 2020 Compensation Decisions contained in the beginning of our Compensation Discussion and Analysis before voting on this proposal.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Board of Directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal on the compensation paid to our Named Executive Officers is advisory only and will not be binding on Sabra, the Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, Sabra, the Board of Directors or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering Sabra’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Sabra’s current policy is to provide stockholders with an opportunity to vote on the compensation of the Named Executive Officers each year at the annual meeting of stockholders. It is expected that the next such advisory vote will occur at the 2022 annual meeting of stockholders.

Recommendation of the Board

Our Board of Directors recommends that you vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules.

OTHER MATTERS

The Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting or any adjournments or postponements thereof and is voted upon, the proxyholders named in the proxies solicited by the Board of Directors will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board of Directors.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

Requirements for Proposals to be Considered for Inclusion in Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2022 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in Sabra’s proxy statement, stockholder proposals must be received no later than December 27, 2021 and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2022 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2022 annual meeting of stockholders. Proposals should be sent to the attention of the Secretary, Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612.

Requirements for Proxy Access Nominations. Any stockholder (or group of up to 20 stockholders) meeting our continuous ownership requirements set forth in our Bylaws that wishes to nominate candidates for election to our Board for inclusion in our proxy materials for our 2022 annual meeting of stockholders must provide written notice to our Secretary no earlier than November 27, 2021, nor later than December 27, 2021. Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility and procedural requirements, can be found in Article II, Section 13 of our Bylaws. Proxy access nominations should be sent to the attention of the Secretary, Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612.

Requirements for Nominations of Director Candidates and Proposals Not Intended for Inclusion in Proxy Materials. Stockholders who wish to nominate persons for election to the Board of Directors at the 2022 annual meeting of stockholders or who wish to present a proposal at the 2022 annual meeting of stockholders, but whose nomination or stockholder proposal will not be included in the proxy materials Sabra distributes for such meeting, must deliver written notice of the nomination or proposal to Sabra’s Secretary no earlier than November 27, 2021 and no later than 5:00 p.m., Eastern time, on December 27, 2021 (provided, however, that if the 2022 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of this year’s Annual Meeting, nominations and proposals must be received no earlier than the 150th day prior to the date of the 2022 annual meeting of stockholders and no later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of the 2022 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2022 annual meeting of stockholders is first made). The stockholder’s written notice must include certain information concerning the stockholder and each nominee as specified in Article II, Section 11 of our Bylaws. A stockholder’s written notice should be sent to the attention of the Secretary, Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612.

Stockholder proposals or director nominations submitted to the Secretary that do not comply with the above requirements may be excluded from our proxy materials and/or may not be acted upon at the 2022 annual meeting of stockholders, as applicable.

ANNUAL REPORT TO STOCKHOLDERS

Our 2020 Annual Report has been posted, and is available without charge, on our corporate website at www.sabrahealth.com. For stockholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2020 Annual Report. For stockholders receiving a printed copy of this Proxy Statement, a copy of our 2020 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2020 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our common stock. Requests can be made by writing to Investor Relations: Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, or by telephone request to (888) 393-8248.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2020 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2020 Annual Report, or if you hold Sabra stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Financial Solutions, Inc. by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling, toll-free in the United States, 1-866-540-7095. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2020 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Financial Solutions, Inc. as indicated above.

If your shares are held in street name through a bank, broker or other nominee, please contact your bank, broker or other nominee directly if you have questions, require additional copies of this Proxy Statement or the 2020 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of Sabra common stock sharing an address.

ALL STOCKHOLDERS ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND AND VOTE AT THE ANNUAL MEETING. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING AND VOTE ELECTRONICALLY, YOUR PROXY WILL NOT BE USED.

By Order of the Board of Directors,

Irvine, California April 26, 2021	Harold W. Andrews, Jr. Executive Vice President, Chief Financial Officer and Secretary

APPENDIX A

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

We have disclosed in this Proxy Statement Net Debt to Adjusted EBITDA (including our unconsolidated joint venture). Net Debt to Adjusted EBITDA (including our unconsolidated joint venture) is calculated based on Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented, and is further adjusted to include our share of the unconsolidated joint venture interest expense. Adjusted EBITDA and Annualized Adjusted EBITDA are financial measures that are defined as non-GAAP financial measures by the SEC. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles.

The following table presents a reconciliation of Adjusted EBITDA and Annualized Adjusted EBITDA to net income attributable to Sabra:

(in thousands)

	Year Ended December 31,
	2020	2019
Net income attributable to Sabra Health Care REIT, Inc.	$138,417	$68,996
Interest	100,424	126,610
Income tax expense	710	3,402
Depreciation and amortization	176,737	181,549

EBITDA	$416,288	$380,557

Loss from unconsolidated joint venture	16,599	6,796
Distributions from unconsolidated joint venture	12,795	13,865
Stock-based compensation expense	7,907	9,819
Merger and acquisition costs	483	424
CCP transition costs	91	197
Provision for loan losses and other reserves	1,855	1,238
Impairment of real estate	4,003	121,819
Loss on extinguishment of debt	531	16,340
Other (loss) income	(2,433)	2,482
Lease termination income	(300)	(67,802)
Net gain on sales of real estate	(2,861)	(2,300)

Adjusted EBITDA (1)	$454,958	$483,435

Annualizing adjustments (2)	21,530	2,640

Annualized Adjusted EBITDA (3)	$476,488	$486,075

Adjustment for:
Distributions from unconsolidated joint venture	(12,795)	(13,865)
EBITDA from unconsolidated joint venture (4)	27,635	39,132

Annualized Adjusted EBITDA, as adjusted (5)	$491,328	$511,342

(1)

Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the company’s long-term equity award program and loan loss reserves.

A-1

(2)

Annualizing adjustments give effect to the acquisitions and dispositions completed during the twelve months ended for the respective period as though such acquisitions and dispositions were completed as of the beginning of the period.

(3)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA as adjusted to give effect to the adjustments described in footnote 2 above.
(4)	Represents Sabra’s pro rata share of unconsolidated joint venture EBITDA.
(5)	Annualized Adjusted EBITDA, as adjusted is used in the calculation of Net Debt to Adjusted EBITDA—Including Unconsolidated Joint Venture.

A-2

SABRA HEALTH CARE REIT, INC. 18500 VON KARMAN AVE. SUITE 550 IRVINE, CA 92612 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time June 15th, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SBRA2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time June 15th, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D41665-P54278 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SABRA HEALTH CARE REIT, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain 1a. Craig A. Barbarosh 1b. Katie Cusack 1c. Michael J. Foster 1d. Ronald G. Geary 1e. Lynne S. Katzmann 1f. Ann Kono 1g. Raymond J. Lewis 1h. Jeffrey A. Malehorn 1i. Richard K. Matros For Against Abstain 1j. Clifton J. Porter II 1k. Milton J. Walters The Board of Directors recommends you vote FOR the following proposals 2 and 3. Abstain Against For 2. Ratification of the appointment of PricewaterhouseCoopers LLP as Sabra's independent registered public accounting firm for the fiscal year ending December 31, 2021. 3. Approval, on an advisory basis, of the compensation of Sabra's named executive officers. NOTE: Such other business will be transacted at the meeting as may properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice of Annual Meeting, Proxy Statement and 2020 Annual Report on Form 10-K are available atwww.proxyvote.com. D41666-P54278 SABRA HEALTH CARE REIT, INC.Annual Meeting of Stockholders June 16, 2021 at 9:00 AM Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s), hereby revoking any proxy previously given, hereby appoint(s) Richard K. Matros andHarold W. Andrews, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock ofSABRA HEALTH CARE REIT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually (www.virtualshareholdermeeting.com/SBRA2021) on June 16, 2021, and any adjournments or postponements thereof. The proposals referred to on the reverse side hereof are described in the Proxy Statement that is being delivered in connection with the Annual Meeting of Stockholders. This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations included on the reverse side thereof. Whether or not direction is made, each of the named proxies is authorized to vote this proxy in his discretion on such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO RETURN THIS PROXY. Continued and to be signed on reverse side